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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MARKWEST ENERGY PARTNERS, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2011 PROXY STATEMENT

ANNUAL MEETING OF COMMON UNITHOLDERS

The Annual Meeting of Common Unitholders of MarkWest Energy Partners, L.P. will be held at the

New York Palace Hotel
455 Madison Avenue
New York, New York 10022

on June 1, 2011 at 9:00 a.m. (EDT).

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

        Whether or not you expect to attend in person, we urge you to vote your units by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Submitting your proxy now will not prevent you from voting your units at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

        Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help MarkWest Energy Partners, L.P. reduce postage and proxy tabulation costs.

        Or, if you prefer, you can vote by mail by returning the enclosed proxy card in the addressed, prepaid envelope provided.

        We anticipate mailing this proxy statement and the enclosed proxy card on or about April 27, 2011.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET	VOTE BY TELEPHONE
http://www.proxyvote.com/ 24 hours a day / 7 days a week	1-800-690-6903 via touch tone phone toll-free 24 hours a day / 7 days a week
INSTRUCTIONS:	INSTRUCTIONS:
Read the accompanying Proxy Statement and card.	Read the accompanying Proxy Statement and card.
Go to the following website: http://www.proxyvote.com/	Call the toll-free 800 number provided on your proxy card.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.

April 27, 2011

Dear Common Unitholder:

        We cordially invite you to our 2011 Annual Meeting of Common Unitholders of MarkWest Energy Partners, L.P. (the "Partnership"). The meeting will be held on June 1, 2011, at 9:00 a.m., Eastern Daylight Time (EDT), at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022.

        The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. At this year's meeting, you will be asked to vote on (i) the election of all nine of the directors of the general partner of the Partnership; (ii) a non-binding resolution approving the compensation of our Named Executive Officers; (iii) a non-binding recommendation regarding the frequency that unitholders will vote to approve the compensation of our Named Executive Officers; and (iv) the ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accountants for the year ending December 31, 2011. You will also be asked to transact such other business as may properly come before the meeting, or any postponements or adjournments thereof.

        Our general partner's Board of Directors unanimously recommends that you vote "FOR" the election of each of the directors, "FOR" the non-binding resolution approving the compensation of our Named Executive Officers, "FOR" the non-binding recommendation that unitholders vote to approve the compensation of our Named Executive Officers once every three years and "FOR" the ratification of the appointment of Deloitte as our independent registered public accountants.

        To be certain that your units are voted at the annual meeting, whether or not you plan to attend in person, you should vote your units as soon as possible. Your vote is important. You may vote by telephone, Internet or mail. To vote by telephone, call 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. EDT the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. To vote electronically, access http://www.proxyvote.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

        At the annual meeting, our management team will review our performance during the past year and discuss our plans for the future. An opportunity will be provided for questions by the common unitholders. We will also be serving light refreshments, at which time you will have an additional opportunity to meet with management. I hope you will be able to join us.

Sincerely,

Frank M. Semple Chairman of the Board, President and Chief Executive Officer MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.

NOTICE OF ANNUAL MEETING
OF COMMON UNITHOLDERS

TO THE COMMON UNITHOLDERS OF MARKWEST ENERGY PARTNERS, L.P.:

        As a common unitholder, you are invited to our 2011 Annual Meeting of Common Unitholders of MarkWest Energy Partners, L.P., which will be held at 9:00 a.m., Eastern Daylight Time, on June 1, 2011, at the New York Palace Hotel located at 455 Madison Avenue, New York, New York 10022, for the following purposes:

  1.
  To elect nine Directors of the general partner of MarkWest Energy Partners, L.P. for a one-year term to expire at the 2012 Annual Meeting of Common Unitholders;

  2.
  To vote on a nonbinding resolution approving the compensation of our Named Executive Officers;

  3.
  To vote on a non-binding recommendation that unitholders vote to approve the compensation of our Named Executive Officers once every three years;

  4.
  To ratify the Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2011 fiscal year; and

  5.
  To transact such other business as may properly come before the meeting, or any postponements or adjournments thereof.

        The Board of Directors of the general partner has fixed the close of business on April 6, 2011 as the record date for the determination of common unitholders entitled to notice of, and to vote at, the meeting. Only common unitholders of record as of the close of business on such date are entitled to notice of, and to vote at, the meeting. We anticipate mailing this proxy statement on or about April 27, 2011.

        We encourage you to take part in the affairs of MarkWest Energy Partners, L.P. either by voting in person, by telephone, by Internet or by executing and returning the enclosed proxy.

By Order of the Board of Directors of the General Partner,
C. Corwin Bromley Secretary of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.

Denver, Colorado
April 27, 2011

        Common unitholders unable to attend this meeting are urged to date and sign the enclosed proxy card and to return it in the enclosed envelope or to follow the instructions on your proxy card to vote using the Internet or the designated toll-free telephone number.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF COMMON UNITHOLDERS OF MARKWEST ENERGY PARTNERS, L.P. TO BE HELD ON JUNE 1, 2011

This Proxy Statement and our 2010 Annual Report to Unitholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2010, are available at our website at www.markwest.com. Additionally, and in accordance with the SEC rules, you may access these materials at the cookies-free website at www.proxyvote.com.

MARKWEST ENERGY PARTNERS, L.P.
1515 Arapahoe Street, Tower 1, Suite 1600
Denver, CO 80202-2137

i

        In this proxy statement, unless the context requires otherwise, references to "we," "us," "our," "MarkWest Energy Partners" or "the Partnership" are intended to mean MarkWest Energy Partners, L.P. and its consolidated subsidiaries; references to "MarkWest Hydrocarbon" mean MarkWest Hydrocarbon, Inc.; references to the "General Partner" mean MarkWest Energy GP, L.L.C., the general partner of the Partnership; references to the "Board of Directors" or the "Board" mean the Board of Directors of our General Partner; and references to the "Limited Partnership Agreement" or "Partnership Agreement" refer to our Third Amended and Restated Agreement of Limited Partnership effective as of February 21, 2008.

        This proxy statement contains information related to our 2011 Annual Meeting of Common Unitholders, to be held on June 1, 2011 (the "Annual Meeting"), beginning at 9:00 a.m., Eastern Daylight Time, at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, and at any postponements or adjournments thereof.

        As discussed below in more detail, if you hold your units through a brokerage firm, bank or other nominee, then it is important that you provide instructions to your broker as to how to vote your units with respect to the election of directors, the non-binding resolution approving the compensation of our Named Executive Officers and the non-binding recommendation of the unitholders regarding the frequency that unitholders will vote to approve the compensation of our Named Executive Officers. Your broker does not have the authority to vote your units with respect to these matters. If you do not provide instructions to your broker, your units will not be voted with respect to those matters.

 ABOUT THE MEETING

  Who May Vote

        Holders of our common units outstanding as of the close of business on April 6, 2011, the record date, are entitled to one vote per unit held at the Annual Meeting (other than any common units held by the Partnership and/or any of its affiliated direct or indirect subsidiaries, which are not entitled to be voted at the meeting). As of the record date, 75,160,105 of our common units were outstanding, all of which are entitled to vote at the Annual Meeting.

  Unitholders of Record and Unitholders holding in "street name"

        Most of our common unitholders hold their units through a brokerage firm, bank or other nominee rather than directly in their own name. If your units are registered in your name with our transfer agent, Wells Fargo Bank, N.A., you are a common unitholder of record, and you are receiving these proxy materials directly from us. As the common unitholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. If your units are held in a brokerage account, by a bank or other nominee (commonly referred to as being held in "street name"), you are the beneficial owner of these units and these proxy materials are being forwarded to you by your broker, bank, or other nominee as the common unitholder of record.

  Quorum Required

        The presence at the meeting, in person or by proxy, of the holders of a majority of the common units outstanding and entitled to vote on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the Annual Meeting. As of April 6, 2011, the record date, 75,160,105 of our common units were outstanding and entitled to vote.

        Your common units will be counted as present at the meeting if you:

  •
  are present at the meeting; or

  •
  have properly submitted a proxy card or have given your voting instructions by telephone or electronically, as described below.

        Proxies received but marked as abstentions and broker non-votes will be included in the number of units considered to be present at the meeting.

  Voting rights of common unitholders

        Each outstanding common unit will be entitled to one vote on all matters to be considered at the Annual Meeting.

        If you complete and properly sign the accompanying proxy card and return it to us, or properly transmit your vote by telephone or electronically as described below, your units will be voted as you direct. If you are a registered common unitholder and attend the meeting, you may deliver your completed proxy card in person or vote by ballot using a form provided at the meeting. Street name common unitholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their units. Even if you plan to attend the Annual Meeting, your plans may change, and therefore, we recommend you complete, sign and return your proxy card or vote by telephone or electronically in advance of the meeting.

  How to vote

        If you are a unitholder of record, you may vote your units in one of the following manners:

  Telephone

        You may vote by telephone by calling 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the meeting date. Your proxy card has a control number that you must have to receive access to vote. Have your proxy card in hand when you call and follow the instructions.

  Proxy

        To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

  Internet

        To vote electronically, access http://www.proxyvote.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the meeting date. Your proxy card has a control number that you must have to receive access to vote. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

        If you hold your units in "street name," you should instruct your broker or other nominee how to vote your units following the directions they provide.

  Recommendations of our Board of Directors

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The recommendations of the Board of Directors of our General Partner are set forth together with the description of each item in this proxy statement. In summary, the Board of Directors of our General Partner recommends a vote:

  •
  FOR election of the nine nominees to the Board of Directors;

  •
  FOR the nonbinding resolution approving the compensation of our Named Executive Officers ("Say-on-Pay");

  •
  FOR the non-binding recommendation that unitholders vote to approve the compensation of our Named Executive Officers EVERY THREE YEARS ("Say-When-on-Pay"); and

  •
  FOR ratification of the appointment of Deloitte & Touche LLP as the Partnership's independent registered public accounting firm for 2011.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

  Vote required

        Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly submitted proxy to "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum.

        Say-on-Pay; Say-When-on-Pay.    These proposals represent advisory votes and the results will not be binding on the Board or the Partnership. With respect to the Say-on-Pay proposal, the affirmative vote of the holders of a majority of the outstanding units entitled to vote and represented in person or by proxy will constitute the unitholders' non-binding approval of this proposal. With respect to the Say-When-on-Pay proposal, the affirmative vote of a plurality of the votes cast at the meeting will constitute the unitholders' non-binding recommendation with respect to the frequency of submission to unitholders of "Say-on-Pay" proposals. The Board will review the voting results with respect to each of these matters and will take them into consideration when making future decisions regarding executive compensation and the frequency of unitholder advisory votes on executive compensation.

        Ratification of the selection of our independent registered public accountants.    The affirmative vote of the holders of a majority of the outstanding units entitled to vote and represented in person or by proxy is required to approve this proposal.

        Other Items.    For each other item, the affirmative vote (or a "FOR" vote) of the holders of a majority of the outstanding units entitled to vote and represented in person or by proxy with regard to such item will be required for approval. A properly submitted proxy to "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of units present and entitled to vote at the meeting. Accordingly, an abstention will have the effect of a negative vote.

        Under New York Stock Exchange ("NYSE") rules, each of the above proposals, other than the ratification of the selection of our independent registered public accountants, is considered a "non-routine" matter. This means that if you do not directly vote your units and you do not give your broker or nominee specific instructions as to how to vote your units, your broker or nominee does not have authority to vote your units with respect to such matters and your units will not be voted on such matters. The ratification of the selection of our independent registered public accountants is considered a "routine" matter under NYSE rules and if you do not give your broker or nominee specific instructions as to how to vote your units, your broker has authority to vote those units for or against such matter.

  Revoking Your Proxy or Changing Your Telephone or Internet Vote

        Even after you have submitted your proxy card or voted by telephone or electronically, you may change your vote at any time before the proxy is exercised by filing with our Secretary at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, CO 80202 either a notice of revocation or a duly executed proxy bearing a later date. You may also revoke your proxy if you attend the Annual Meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

  Solicitation and Mailing of Proxies

        Our Board of Directors sent you this proxy statement and proxy card. We will pay for the solicitation of your proxy. In addition to this solicitation by mail, proxies may be solicited by the directors, officers and other employees of our General Partner and our affiliates by telephone, Internet, facsimile, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our units. We will reimburse those people and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We will also bear the entire cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to common unitholders.

 PROPOSALS PRESENTED FOR COMMON UNITHOLDER VOTE

PROPOSAL 1:    APPROVAL OF ELECTION OF NINE DIRECTORS WHO WILL SERVE UNTIL OUR 2012 ANNUAL MEETING

        The Board of Directors recommends the approval of the re-election of the following individuals to serve as members of the Board of Directors for a term of one year, until the Partnership's Annual Meeting of the Common Unitholders in 2012, or until their successors are duly elected and qualified.

        The nominees for the Board of Directors are:

        Frank M. Semple, 59, Chairman, President, and Chief Executive Officer, joined MarkWest on November 1, 2003. He is a member of the Board of Directors and was elected Chairman of the Board in October 2008. Prior to joining MarkWest he completed a 22-year career with The Williams Companies and WilTel Communications. He served as the Chief Operating Officer of WilTel Communications, Senior Vice President/General Manager of Williams Natural Gas Company, Vice President of Operations and Engineering for Northwest Pipeline Company and Division Manager for Williams Pipeline Company. Prior to joining The Williams Companies, Mr. Semple served in the U.S. Navy aboard the nuclear submarine USS Gurnard (SSN 662). Mr. Semple completed the Program for Management Development at Harvard Business School and holds a B.S. in Mechanical Engineering degree from the United States Naval Academy.

        Donald D. Wolf, 67, was elected to the Board of Directors in February 2008. He has served as the Lead Director since January 2010. Mr. Wolf previously served as a member of the board of directors of MarkWest Hydrocarbon, Inc. from June 1999 through February 2008. In September 2004, Mr. Wolf joined Aspect Energy, LLC as President and Chief Executive Officer, and currently serves as Vice Chairman. He is also Chairman and a Partner of Quantum Resources, LLC and QR Energy, LP. Mr. Wolf currently serves as a Director of Aspect Energy, Enduring Resources and Laredo Petroleum, Inc. Mr. Wolf previously served as Chairman, Chief Executive Officer and Director of Westport Resources Corporation from July 1996 until Westport's merger with Kerr McKee Corporation in 2004. Mr. Wolf has a diversified 40-year career in the oil and natural gas industry.

        Keith E. Bailey, 69, was elected to the Board of Directors in January 2005. Mr. Bailey serves as Chairman of the Board's Compensation Committee and also serves on the Board's Nominating and Corporate Governance Committee. Mr. Bailey was formerly the Chairman, President and Chief Executive Officer of The Williams Companies, Inc. ("Williams"). Commencing in 1973, Mr. Bailey served in various capacities with Williams and its subsidiaries, including President and Chairman of Williams Pipe Line, Chairman of WilTel Communications, President of Williams Natural Gas, and Executive Vice President and Chief Financial Officer of Williams. Mr. Bailey also sits on the Boards for Integrys Energy, Apco Oil and Gas International, and Aegis Insurance Services Ltd, and is the non-executive Chairman of Cloud Peak Energy.

        Michael L. Beatty, 64, was elected to the Board of Directors in February 2008 and serves as the Chairman of the Board's Nominating and Corporate Governance Committee and also serves on the Board's Compensation Committee. Mr. Beatty previously served as a member of the Board of Directors of MarkWest Hydrocarbon, Inc. from June 2005 through February 2008. Mr. Beatty is currently Chairman of the law firm of Beatty & Wozniak, P.C. headquartered in Denver, Colorado, with a practice focused exclusively on energy, including oil and gas exploration, regulatory affairs, public lands, litigation and title. A Harvard Law School graduate, Mr. Beatty began his career in the energy industry as in-house counsel for Colorado Interstate Gas Company, and ultimately became Executive Vice President, General Counsel and a Director of The Coastal Corporation. He also served as Chief of Staff to Governor Roy Romer of Colorado. Mr. Beatty is also on the Board of Directors for Denbury Resources, Inc.

        Charles K. Dempster, 68, was elected to the Board of Directors in December 2002 and serves on the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Dempster has

more than 30 years of experience in the natural gas and power industry. He held various management and executive positions with Enron Corporation and its predecessors between 1969 and 1986, focusing on natural gas supply, transmission and distribution. From 1986 through 1992, Mr. Dempster served as President of Reliance Pipeline Company and Executive Vice President of Nicor Oil and Gas Corporation, oil and natural gas midstream and exploration subsidiaries of Nicor Inc. in Chicago. Prior to retiring, he served as President and Chief Executive Officer of Aquila Energy Company, an energy trading and gas midstream pipeline and processing organization in the US and UK, from 1993 through 2000.

        Donald C. Heppermann, 68, has served as a member of the Board of Directors since its inception in May 2002, and was a member of MarkWest Hydrocarbon's Board of Directors from November 2002 through February 2008. Mr. Heppermann serves as the Chairman of the Board's Finance Committee and also serves on the Board's Audit Committee. Mr. Heppermann joined our General Partner and MarkWest Hydrocarbon in November 2002 as Senior Vice President and Chief Financial Officer, and served as Senior Executive Vice President beginning in January 2003 and as Executive Vice President, Chief Financial Officer and Secretary of our General Partner and of MarkWest Hydrocarbon, Inc. from October 2003 until his retirement in March 2004. Prior to joining MarkWest, Mr. Heppermann was a private investor and a career executive in the energy industry with responsibilities in operations, finance, business development and strategic planning.

        William A. Kellstrom, 69, has served as a member of the Board of Directors since its inception in May 2002 and was a member of MarkWest Hydrocarbon's Board of Directors from May 2000 through February 2008. Mr. Kellstrom serves on the Board's Audit Committee and Finance Committee. Mr. Kellstrom has held a variety of managerial positions in the natural gas industry since 1968, including distribution, pipelines and marketing. He held various management and executive positions with Enron Corporation, including Executive Vice President, Pipeline Marketing and Senior Vice President, Interstate Pipelines. In 1989, he created and was President of Tenaska Marketing Ventures, a gas marketing company for the Tenaska Power Group. From 1992 until 1997 he was with NorAm Energy Corporation (since merged with Reliant Energy, Inc.) where he was President of the Energy Marketing Company and Senior Vice President, Corporate Development.

        Anne E. Fox Mounsey, 44, was elected to the Board of Directors in February 2008. Ms. Fox Mounsey serves on the Board's Compensation Committee and Nominating and Corporate Governance Committee. Ms. Fox Mounsey previously served as a member of the Board of Directors of MarkWest Hydrocarbon, Inc. from October 2004 through February 2008. From 1991 to 2003, Ms. Mounsey held various positions with MarkWest Energy and MarkWest Hydrocarbon, her most recent as Manager of Marketing and Business Development.

        William P. Nicoletti, 65, has served as a member of the Board of Directors since its inception in May 2002. Mr. Nicoletti serves as Chairman of the Board's Audit Committee and also serves on the Board's Finance Committee. Mr. Nicoletti is a Managing Director of Parkman Whaling LLC, a Houston, Texas based energy investment banking firm. Previously, he was Managing Director of Nicoletti & Company Inc. and a Managing Director and head of Energy Investment Banking for PaineWebber Incorporated and E.F Hutton & Company Inc. Mr. Nicoletti was previously a director of Surge Global Energy, Inc. Mr. Nicoletti is a graduate of Seton Hall University and received an MBA from Columbia University Graduate School of Business. Mr. Nicoletti is a director and Chairman of the Audit Committee of Kestrel Heat LLC, the general partner of Star Gas Partners, L.P.

        The affirmative vote of a plurality of the votes cast at the meeting is required for the election of these directors. A properly submitted proxy to "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum.

The Board of Directors unanimously recommends a vote FOR each of these nominees for the Board of Directors.

PROPOSAL 2:    NON-BINDING VOTE ON EXECUTIVE COMPENSATION

        As required under the newly enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), our Board of Directors is submitting a "Say-on-Pay" proposal for unitholder approval. This proposal allows the common unitholders to approve, in an advisory, non-binding vote, the compensation of our Named Executive Officers as set forth in the section titled "Compensation of Directors and Executive Officers" of this Proxy Statement.

        As discussed more fully in the Compensation Discussion & Analysis ("CD&A"), the primary objectives of our executive compensation program is to attract, retain and incent top-performing executives through a total compensation plan that is both market competitive and performance based and that is intended to align compensation with the Partnership's short-term and long-term financial goals and unitholder distribution growth as well as the achievement of objectives consistent with the Partnership's strategic plans. We strive to accomplish these objectives by compensating our Named Executive Officers with a total compensation package consisting of a combination of competitive base salary and incentive compensation. We believe that compensation should be designed to reward employees for achievement of the Partnership's financial and performance plans and strategic objectives and to provide opportunities for increased compensation based on extraordinary performance.

        We believe that the Partnership's executive compensation programs have been effective at incenting the achievement of positive results and appropriately aligning pay and performance and have enabled the Partnership to attract and retain very talented executives in the industry. The Partnership over the last several years has typically provided top quartile total return to its unitholders as compared to its peers, and this is a reflection of the management team's diligence and work in implementing performance and strategic objectives. We are asking common unitholders to indicate their support for the compensation of our Named Executive Officers as described in this Proxy Statement. Accordingly, we are asking our common unitholders to vote "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the common unitholders approve, on an advisory basis, the compensation of the Partnership's Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K (the compensation disclosure rules of the SEC), including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in the Partnership's Proxy Statement for the 2011 Annual Meeting of the Common Unitholders."

        Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote and will consider our common unitholders' concerns and take them into account when designing future executive compensation programs.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

PROPOSAL 3:    NON-BINDING VOTE REGARDING THE FREQUENCY OF UNITHOLDER VOTING ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Act, we are required to seek a non-binding advisory unitholder vote regarding the frequency of submission to common unitholders of a "Say-on-Pay" advisory vote that is contained in Proposal 2. The Dodd-Frank Act specifies that common unitholders be given the opportunity to vote on our executive compensation programs annually, every two years or every three years. This non-binding "frequency" vote is required at least once every six calendar years beginning with our 2011 Annual Meeting.

        After careful consideration, the Board has determined that a Say-on-Pay vote that occurs once every three years is the most appropriate alternative for the Partnership and therefore our Board recommends that you vote for a three year interval for the Say-on-Pay vote. A substantial portion of the compensation of our Named Executive Officers is based on the Partnership's performance over three-year measurement periods. A three-year frequency for the Say-on-Pay vote is consistent with the longer term focus of the executive compensation programs and will allow unitholders to better judge the effectiveness of the compensation program in relation to the Partnership's long-term performance. A three-year frequency will also provide the Compensation Committee and Board with a meaningful period to respond to the results of the Say-on-Pay vote.

        Common unitholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years, three years or abstaining when voting in response to the resolution set forth below:

"RESOLVED, that the common unitholders recommend that the Partnership include an advisory vote on the compensation of its Named Executive Officers every:
  •
  three years;

  •
  two years; or

  •
  year.

        The option of one year, two years or three years that receives the highest number of votes cast by common unitholders will be the frequency for the Say-on-Pay vote on executive compensation that has been recommended by common unitholders, and the Board will consider the outcome of the vote when deciding how often to request a Say-on-Pay vote from the unitholders. However, because this vote is advisory and not binding on the Board, the Board may decide that it is in the best interest of the common unitholders and the Partnership to hold a Say-on-Pay vote more or less frequently that the option recommended by the common unitholders.

The Board of Directors unanimously recommends that the advisory vote on the compensation of our Named Executive Officers be held EVERY THREE YEARS.

PROPOSAL 4:    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm to examine and report to common unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the 2011 fiscal year. Representatives of Deloitte are expected to be available at the Annual Meeting. They will be given an opportunity to make a statement and will be available to respond to appropriate questions.

        The action of the Audit Committee in appointing Deloitte as the Partnership's independent registered public accounting firm for the 2011 fiscal year will be ratified upon an affirmative vote of the holders of a majority of the outstanding units entitled to vote and represented in person or by proxy at the Annual Meeting. Abstentions will have the effect of a negative vote for this proposal.

        Common unitholder ratification of the selection of Deloitte as the Partnership's independent registered public accounting firm is not required by the Partnership's partnership agreement or otherwise. However, the Board of Directors is submitting the selection of Deloitte to the common unitholders for ratification as a matter of company practice. If the common unitholders fail to ratify the selection, the Audit Committee will reconsider the retention of that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Partnership and its common unitholders.

The Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011.

Fees Paid to Independent Registered Public Accounting Firm

        For the years ended December 31, 2010 and 2009, consolidated fees billed by our independent registered public accounting firm, Deloitte, to the Partnership were as follows (in thousands):

	Year ended December 31,
	2010	2009
Audit fees	$2,356	$2,440
Audit-related fees(1)	136	205
Tax fees(2)	7	18
All other fees(3)	4	4

Total accounting fees and services	$2,503	$2,667

(1)
Audit-related fees include fees for reviews of registration statements and issuances of consents, reviews of offering documents, and issuance of letters to underwriters.

(2)
Tax fees include fees for compliance, review and consultation.

(3)
All other fees in 2010 and 2009 include fees for accounting research software.

        The Audit Committee of the Board of Directors pre-approved the performance of all of the services described above.

MERGER WITH MARKWEST HYDROCARBON

        On February 21, 2008, the Partnership completed a merger (the "merger") with MarkWest Hydrocarbon and as a result MarkWest Hydrocarbon became a wholly-owned subsidiary of the Partnership. In a separate transaction completed simultaneously with the closing of the merger, the Partnership acquired 100% of the Class B membership interests in the General Partner ("Class B GP Interests") that had been held by current and former management and certain directors of MarkWest Hydrocarbon and the General Partner.

CORPORATE GOVERNANCE

Board Independence

        Under the Partnership's Limited Partnership Agreement, a majority of the Board of Directors must be considered independent pursuant to independence standards established by the NYSE as set forth in Section 303A.02 of its Listed Company Manual. To be considered an independent director under the NYSE listing standards, the Board of Directors must affirmatively determine, after recommendation by the Nominating and Corporate Governance Committee and after due deliberation, that a director has no material relationship with the Partnership. In making this determination, the Board of Directors: (i) adheres to all of the specific tests for independence included in the NYSE listing standards, and (ii) considers all other facts and circumstances it deems necessary or advisable and any standards of independence as may be established by the Board of Directors from time to time. The Board of Directors previously determined and has affirmed that the following members of the Board of Directors are independent:

• Mr. Keith E. Bailey	• Mr. William A. Kellstrom
• Mr. Michael L. Beatty	• Ms. Anne E. Fox Mounsey
• Mr. Charles K. Dempster	• Mr. William P. Nicoletti
• Mr. Donald C. Heppermann	• Mr. Donald D. Wolf

        In connection with determining the independence of Mr. Beatty, the Board of Directors considered the non-material amounts of fees paid to the law firm of Beatty & Wozniak, P.C., of which Mr. Beatty is the Chairman, for general legal services provided to the Partnership by one of the law firm's lawyers. The Board determined that this arrangement did not affect Mr. Beatty's independence under Section 303A.02 of the NYSE listing standards. In connection with the determination of the independence of Mr. Bailey, the Board of Directors considered Mr. Bailey's position as a director of AEGIS, an insurance company that provides insurance to MarkWest Hydrocarbon and the Partnership, and as a director of Integrys Energy, an energy company with which the Partnership engages in commercial transactions in the ordinary course of business. The Board determined that Mr. Bailey's position as a director of AEGIS and as a director of Integrys Energy did not affect Mr. Bailey's independence under Section 303A.02 of the NYSE listing standards. We currently have a majority of independent members on our Board of Directors, and are in compliance with the NYSE independence requirements.

Leadership, Structure and Meetings of the Board of Directors

        Leadership of our General Partner's Board of Directors is vested in a Chairman of the Board and in an independent Lead Director. The Board's Nominating and Corporate Governance Committee and the Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is advantageous as it enhances understanding and communication between management and the Board, allows for better comprehension and evaluation of the Partnership's operations, and ultimately improves the Board's ability to perform its oversight role. In connection with this determination and in recognition of the importance of the Board's ability to operate independently, the Board determined to create the position of an independent Lead Director.

        Mr. Frank M. Semple serves as both the Chairman of the Board of Directors and as the General Partner's Chief Executive Officer. In connection with the evaluation to have Mr. Semple serve as both Chairman of the Board and Chief Executive Officer, the Nominating and Corporate Governance Committee and the Board reviewed numerous studies and articles on the subject, including but not limited to the Report of the NACD Blue Ribbon Commission on Board Leadership, issued by the National Association of Corporate Directors and The Center for Board Leadership, and "A Closer Look at Lead and Presiding Directors," published in Cornerstone of the Board THE NEW GOVERNANCE

COMMITTEE, volume 1, issue 4, by Spencer Stuart. The Nominating and Corporate Governance Committee and the Board also evaluated a variety of factors relevant to the Partnership. These factors include the manner in which the Board operates and the effectiveness of the Board of Directors as a whole as well as its Committees, the experience and backgrounds of the individual Board members, benchmarking with its peers and other companies, and the dynamics of the Board and the individual Board members. Based upon these factors, the relationships and communications between the Board members, the Chief Executive Officer and management, and the individual leadership and vision that the CEO has demonstrated, the Board determined that combining the roles of Chairman of the Board and Chief Executive Officer would maximize the effectiveness of the Board and its ability to operate.

        In connection with the determination to combine the roles of Chairman of the Board and Chief Executive Officer, the Board also recognized the importance of the Board's independent oversight role and its need to maintain a strong independence from management. As a result, the Board has also appointed an independent director to serve as a Lead Director and believes that the Lead Director is an integral component of promoting strong, independent oversight of the Partnership. In January 2010, Donald D. Wolf was elected as Lead Director. The Lead Director's principal duties include:

  •
  convenes meetings of the independent directors as necessary;

  •
  presides at executive sessions of the non-management directors and at full meetings of the Board of Directors when the Chairman of the Board is not present;

  •
  serves as the principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer;

  •
  consults and works with the Chairman of the Board to schedule meetings of the Board of Directors and to approve Board agendas;

  •
  acts as ex-officio member of each of the Board's Committees;

  •
  develops and recommends topics of strategic importance to the Partnership for discussion by the Board and/or the Board's Committees;

  •
  works with the Nominating and Corporate Governance Committee in recommending committee compositions to the Board; and

  •
  performs other duties as the Board may determine from time to time.

        The Board believes that combined roles of Chairman of the Board and Chief Executive Officer, together with the position of an independent Lead Director, maximizes the effectiveness of the Board and its ability to operate. The Board may reevaluate this leadership structure from time to time in the future if there are changes in the manner in which the Board operates or in the composition of the Board, or if other changes occur that may warrant reconsideration of this structure in order to enhance the effectiveness of the Board.

        During the year ended December 31, 2010, the Board of Directors of our General Partner met seven (7) times. In 2010, there was 100% attendance at the Board of Director meetings except for one meeting in which eight of the nine Board members attended. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings. In addition, non-management directors meet, without management directors, at regularly scheduled executive sessions, at least quarterly and at such other times as they may deem appropriate. The director presiding over these executive sessions is the Lead Director. Since all of our non-management directors are independent, these executive meetings also constitute meetings of our independent directors. For more information regarding communication with our non-management directors, see the section below entitled Communication with Non-Management Directors.

 Selection and Qualifications of Director Nominees and Directors

        The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as directors on our Board of Directors and for establishing guidelines and criteria for determining the qualifications to serve and continue to serve as a director. The Nominating and Corporate Governance Committee selects nominees to become directors who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other directors and nominees to the Board, in collectively serving the long-term interests of the Partnership and its unitholders. In selecting director nominees and evaluating qualifications to serve and continue to serve as a director, the Nominating and Corporate Governance Committee assesses (1) each nominee's or director's broad business judgment and leadership, management and policy-making skills, current or recent experience in industry and participation in other boards of directors, training, knowledge or expertise in finance, accounting, compensation, governance or other relevant fields, and his or her business creativity, vision and general perspective, all in the context of the needs of the Board and its Committees at that time, (2) the need for the make-up of the Board to encompass the attributes of compatibility, collegiality and diversity, useful to the effective oversight of the Partnership, and (3) the manner of operation of the Board and its Committees and their effectiveness as a whole. The Nominating and Corporate Governance Committee examines various factors and combined qualities based upon the then current membership of the Board in an effort to provide a broad spectrum of experience, skills, and perspectives that are relevant to the Partnership's business and operations. Neither the Board nor the Nominating and Corporate Governance Committee have a formal policy with regard to separately or singularly considering diversity in identifying nominees. Rather, the Board and the Nominating and Governance Committee look for diversity among nominees who otherwise demonstrate excellence in their fields. Further, while each nominee's or director's qualifications and experience plays an important role in the selection or qualification assessment process, factors such as the manner in which directors will work together, and the impact of the collective group on the effectiveness of the Board are equally important. The Board conducts periodic self evaluations in an effort to evaluate its overall effectiveness and identify areas in which the Board may wish to implement changes or improvements. These evaluations provide insight as to the collective qualities of the Board members that enhance the performance of the Board's oversight responsibilities and promote thoughtful and active discussion and debate of the Partnership's activities. The Nominating and Corporate Governance Committee also assesses the nominees and directors from this perspective in order to maximize the Board's effectiveness. The Nominating and Corporate Governance Committee also encourages directors to participate in continuing education events and/or undertake activities that can be demonstrated to maintain or advance professional knowledge, skills, competency and expertise relevant to the Partnership's business and operations and that will enhance their skills and the effectiveness of the Board. The Nominating and Corporate Governance Committee works together with the Partnership's management to facilitate these efforts and to identify or construct educational programs and opportunities for the Board members.

Director Nominees Qualifications

        In connection with identifying and recommending to the Board qualified new candidates for Board membership or assessing the ongoing qualifications for a director nominee's continuing service, the Nominating and Corporate Governance Committee primarily focused on the criteria discussed above, and in particular reviewed the experience, skills, abilities and qualifications that are discussed in each nominee's biography set forth in the section entitled Nominees for the Board of Directors of MarkWest Energy GP, L.L.C., as well as such qualifications as are further elaborated below:

        Frank M. Semple—As the Chief Executive Officer and President of our General Partner, Mr. Semple has in-depth knowledge and experience regarding the Partnership's business and operations. During his tenure with the General Partner, and in his prior management and leadership positions, Mr. Semple has acquired significant experience regarding operations, business development, finance and financial matters, and corporate governance matters that enhances the operation of the Board as a governing body as well as the Board's performance of its oversight and strategic planning responsibilities. Since joining the Partnership in 2003, Mr. Semple has been instrumental in focusing the Partnership's efforts in its core business of providing high quality midstream services and increasing unitholder value, including the following: leading the Partnership to reorganize itself in order to eliminate the General Partner's incentive distribution rights and enhance the transparency and value to the Partnership's unitholders; directing the strategic expansion of the business into key resource plays and opportunities throughout the United States; and consistently achieving total return performance to unitholders in the top quartile in comparison to the Partnership's peers.

        Donald D. Wolf—As the Chairman of Quantum Resources, a privately held company that acquires and operates producing oil and gas properties, and as the prior Chairman, Chief Executive Officer and Director of Westport Resources Corporation, Mr. Wolf has acquired significant industry experience and offers valuable insight to various issues affecting the Partnership. In addition, through Mr. Wolf's current and prior leadership positions, Mr. Wolf has significant experience in the areas of finance, executive compensation, and corporate governance and provides valuable perspectives regarding the Partnership's capital generation activities.

        Keith E. Bailey—As the former Chairman, Chief Executive Officer and President of The Williams Companies, Inc., one of North America's largest natural gas gatherers and processors, and President and Chief Executive Officer of several Williams subsidiary companies, and having also served previously as the Chief Financial Officer of Williams, Mr. Bailey has acquired significant industry and corporate strategic planning experience, as well as substantial expertise regarding finance, accounting and risk management matters. Mr. Bailey also holds current positions on the boards of directors of Apco Oil and Gas International, AEGIS, Cloud Peak Energy, and Integrys Energy Group, Inc. Mr. Bailey's current and past experiences permit him to provide valuable insight that enhances the Board's performance of its financing and strategic planning activities, and its oversight and risk management responsibilities.

        Michael L. Beatty—As a result of his current position as the Chairman of the law firm of Beatty & Wozniak, P.C., a law firm that handles a wide variety of energy litigation, title work, environmental and regulatory issues, and corporate transactions, and his prior experience, including as Executive Vice President, General Counsel and a director of The Coastal Corporation, Mr. Beatty offers the Board significant legal, regulatory and corporate governance expertise as well as industry knowledge and experience that is exceptionally valuable to the Board's operation and to the Board's performance as a governing body of the Partnership. Mr. Beatty is also financially literate and would qualify as an "audit committee financial expert" within the meaning of the SEC's regulations.

        Charles K. Dempster—In his prior management and executive leadership positions in the energy industry, including as President of Reliance Pipeline Company and Chairman and Chief Executive Officer of Aquila Energy Company, an energy trading and gas midstream pipeline and processing organization in the U.S. and U.K., Mr. Dempster has significant experience in the industry, including marketing and commercial development, and has experience in executive compensation and corporate governance matters. Mr. Dempster has also previously served on the Partnership's Audit Committee and would qualify as an "audit committee financial expert" within the meaning of the regulations of the SEC. This experience allows Mr. Dempster to offer valuable perspectives to the Board and has assisted the Compensation Committee and the Board in evaluating and establishing appropriate compensation policies and practices for the Partnership.

        Donald C. Heppermann—As a result of his prior leadership positions, including as the former Executive Vice President, Chief Financial Officer and Secretary of our General Partner, Mr. Heppermann has valuable industry experience as well as significant expertise regarding finance, accounting and risk management matters. Mr. Heppermann brings significant expertise and experience to the Board and the Finance and Audit Committees, provides valuable insight with respect to the financial markets and enhances the Board's performance with respect to the Partnership's strategic planning and capital generation activities. Mr. Heppermann is also financially literate and qualifies as an "audit committee financial expert" within the meaning of the SEC's regulations.

        William A. Kellstrom—As a result of his prior management and executive positions in the energy industry, including as the President of the Energy Marketing Company and Senior Vice President, Corporate Development with NorAm Energy Corporation, and as President of Tenaska Marketing Ventures, a gas marketing company for the Tenaska Power Group, Mr. Kellstrom has obtained significant expertise regarding marketing, corporate development, finance, and executive compensation matters. Mr. Kellstrom provides valuable perspectives that enhance the Board's establishment of effective compensation practices and the Partnership's financing activities. Mr. Kellstrom is also financially literate and qualifies as an "audit committee financial expert" within the meaning of the SEC's regulations.

        Anne E. Fox Mounsey—As a result of her prior positions with the Partnership, Ms. Fox Mounsey provides the Board with valuable insight into the Partnership's operations and business, including marketing and corporate development, and has developed an additional knowledge base on compensation and governance issues, which enhances the Board's collective knowledge and experience and the performance of its strategic planning responsibilities.

        William P. Nicoletti—As a result of his current and prior leadership positions in the energy investment banking industry, including as a Managing Director of Parkman Whaling LLC, Mr. Nicoletti has significant experience regarding finance, accounting and corporate governance matters. Mr. Nicoletti provides valuable insight that enhances the Board's performance of its risk management responsibilities and the Partnership's capital generation activities. Mr. Nicoletti qualifies as an "audit committee financial expert" within the meaning of the regulations of the SEC.

        In addition to considering the above qualifications, the Nominating and Corporate Governance Committee reviewed the effectiveness of the Board and the manner in which the Board members currently operate as a group. Based on the self evaluations completed by the Board and other factors, such as the diversity of their qualifications, backgrounds and experience, and the dynamics of their interaction as a group, the Nominating and Corporate Governance Committee determined that the collective group of the above nominees have promoted and enhanced, and will continue to promote and enhance, the effectiveness of the Board.

Committees of the Board of Directors

        Compensation Committee.    The Compensation Committee assists the Board in discharging its responsibilities relating to overall compensation matters.

        The following are the specific responsibilities of the Compensation Committee:

  •
  Annually review the Partnership's philosophy regarding executive compensation.

  •
  Retain any compensation consultant to be used to assist in the evaluation of directors' and executive officers' compensation.

  •
  Recommend to the Board the base and incentive compensation for all principal executives and officers, taking into consideration the judgment and recommendation of the Chief Executive Officer.

  •
  Recommend to the Board the Chief Executive Officer's applicable compensation levels based on the Committee's evaluation of the Chief Executive Officer's performance in light of the Partnership's and the individual's goals and objectives.

  •
  Periodically review and make recommendations to the Board with respect to the compensation of directors.

  •
  Administer and annually review the Partnership's incentive compensation plans and equity-based plans.

  •
  Review and make recommendations to the Board regarding any executive employment and related agreements.

  •
  Review and discuss with management the CD&A, and determine the Committee's recommendation for the CD&A's inclusion in the Partnership's Proxy Statement and Annual Report filed on Form 10-K with the SEC.

        The Compensation Committee may delegate authority to its members or to a subcommittee that it may designate, so long as the delegate or subcommittee reports its actions to the Compensation Committee at the next meeting.

        In 2010, the Compensation Committee engaged Mercer (US) Inc. as its compensation consultant to assist the Compensation Committee in assessing annual executive compensation levels. The Compensation Committee paid Mercer approximately $0.3 million for the compensation consulting services to assess 2010 executive compensation levels. Mercer is an affiliate of Marsh USA Inc., which independently provides insurance brokerage and risk management consulting services to the Partnership. Management retained Marsh to perform the insurance brokerage and risk management consulting services in accordance with the Partnership's policies and procedures. In 2010, the Partnership paid Marsh approximately $0.3 million for insurance brokerage services provided to the Partnership. The engagement of Marsh did not require or receive approval of the Board of Directors or Compensation Committee.

        The members of the Compensation Committee are Keith E. Bailey (chairman), Michael L. Beatty, Charles K. Dempster and Anne E. Fox Mounsey. All of the Compensation Committee members meet the independence requirements set forth in Section 303A.02 of the NYSE Listed Company Manual. During fiscal 2010, the Compensation Committee held ten (10) meetings and took action by written consent. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on our Internet website at www.markwest.com, and print copies are available free of charge upon request to our Secretary at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, CO 80202.

        Nominating and Corporate Governance Committee.    The primary purpose of the Nominating and Corporate Governance Committee is to:

  •
  identify individuals qualified to become Board members;

  •
  develop and recommend to the Board of Directors a set of corporate governance guidelines applicable to the Partnership;

  •
  oversee the evaluation of the Board of Directors and its standing committees;

  •
  assist the Board and Committee members to participate in continuing education programs; and

  •
  oversee the succession planning for the Chief Executive Officer and other principal officers of the General Partner.

The members of the Nominating and Corporate Governance Committee are Michael L. Beatty (chairman), Keith E. Bailey, Charles K. Dempster and Anne E. Fox Mounsey. All of the Nominating and Corporate Governance Committee members meet the independence requirements set forth in Section 303A.02 of the NYSE Listed Company Manual. During fiscal 2010, the Nominating and Corporate Governance Committee held four (4) meetings. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors of our General Partner, a copy of which is available at our Internet website at www.markwest.com, and print copies are available free of charge upon request to our Secretary at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, CO 80202. In addition, the Partnership and the General Partner operate pursuant to corporate governance guidelines, a copy of which is available at our Internet website at www.markwest.com. You may also request a copy of the corporate governance guidelines free of charge by contacting our Investor Relations Department at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, CO 80202-2137 or by telephone at (303) 925-9200.

        Finance Committee.    The Finance Committee has principal oversight responsibility with respect to the Partnership's corporate finance and treasury matters. These responsibilities include:

  •
  reviewing the Partnership's short-term and long-term financing plans and strategies;

  •
  reviewing principal commercial and investment banking relationships and the material terms of the Partnership's credit facilities in light of the Partnership's operating strategy, risk exposures, financial policies and changes in applicable law or accounting requirements; and

  •
  designating the persons who can execute documents and act on behalf of the Partnership in the ordinary course of business pursuant to approved banking, borrowing, credit, investment and other financing arrangements.

        The Finance Committee's responsibilities also include, if so delegated by the Board:

  •
  reviewing and approving the final terms and pricing of significant equity and debt issuances and other financing transactions and approving the financial terms of transactions that have been approved in principle by the Board of Directors;

  •
  reviewing the Partnership's investment objectives and investment policy; and

  •
  reviewing and providing guidance to the Board of Directors and management with regard to all of the foregoing and with respect to any other transactions or financial issues that the Board or management desire to have reviewed by the Finance Committee.

The members of the Finance Committee are Donald C. Heppermann (chairman), William A. Kellstrom and William P. Nicoletti. All of the members of the Finance Committee meet the independence requirements set forth in Section 303A.02 of the NYSE Listed Company Manual. During fiscal 2010, the Finance Committee held ten (10) meetings.

        Audit Committee.    The Audit Committee assists in Board oversight of the integrity of the Partnership's financial statements and internal controls over financial reporting, and oversees the independent registered public accountant's audit services to the Partnership. In this function, the Audit Committee has the following responsibilities:

  •
  appointing, compensating, retaining and overseeing the services provided by our independent registered public accountants;

  •
  aiding management in the establishment and supervision of our financial controls;

  •
  pre-approving all audit and permitted non-audit services provided by our independent registered public accountants;

  •
  assisting in Board oversight of the integrity of the Partnership's financial statements and the independent registered public accountant's qualifications and expertise;

  •
  evaluating the scope of the annual audit and reviewing audit results;

  •
  consulting with management and our independent registered public accountants prior to the presentation of financial statements to common unitholders;

  •
  overseeing the Partnership's enterprise-wide risk management process; and

  •
  as appropriate, initiating inquiries into aspects of our financial affairs.

        The Audit Committee meets all the requirements set forth in Sections 303A.06 and 303A.07 of the NYSE Listed Company Manual. The current members of the Audit Committee are William P. Nicoletti (chairman), Donald C. Heppermann and William A. Kellstrom. Each of the current members of our Audit Committee satisfies the standards for independence as they relate to audit committees as set forth in Section 303A.02 of the NYSE Listed Company Manual and as set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each member of the Audit Committee is financially sophisticated and qualifies as an "audit committee financial expert" within the meaning of the regulations of the SEC.

        During fiscal 2010, the Audit Committee held seven (7) meetings. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on our Internet website at www.markwest.com, and print copies are available free of charge upon request to our Secretary at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, CO 80202.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm pursuant to an adopted Pre-Approval Policy and schedule of generally pre-approved items established annually, and also on a case-by-case basis. These services may include audit services, audit-related services, tax services and other services. Our Chief Financial Officer is responsible for presenting the Audit Committee with an overview of all proposed audit, audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services to be performed. The Audit Committee does not and may not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. The Audit Committee may delegate pre-approval to one more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Role of the Board of Directors in Risk Management Oversight

        The Board of Directors exercises its risk management oversight responsibilities as a whole and specifically through its various committees. The Board of Directors focuses primarily on strategic and operational risks while the various Board committees focus on specific risks aligned with their individual committee charters, as described above under Committees of the Board of Directors. The Audit Committee is specifically responsible for overseeing the Partnership's enterprise-wide risk management process, which is discussed below in more detail, and for overseeing the identification and assessment of, and the response to, financial reporting and regulatory compliance related risks by the Partnership's management. The Finance Committee oversees the manner in which the Partnership's management has identified, assessed and responded to risks relating to the Partnership's liquidity and cost of capital. The Nominating and Corporate Governance Committee is responsible for managing risks relating to the independence of the directors on the Board of Directors, conflicts of interest and other policies governing the Partnership, including succession planning for the Partnership's management. The Compensation Committee is responsible for managing risks relating to the compensation of the Partnership's management and employees, including retention of key employees and the alignment of the Partnership's compensation policies with the Partnership's strategic objectives to ensure that compensation programs do not encourage excessive risk taking. Each committee periodically reports to the Board of Directors regarding the committee's risk management oversight activities. In addition, most of our directors serve on more than one committee which provides them with a better understanding of the different types of risks involved in the Partnership's business and enhances the Board of Director's performance of risk management oversight activities.

        The General Partner's management is responsible for the performance of the Partnership's risk management activities. While these risk management activities are performed continuously as part of the day to day activities of the Partnership, the General Partner's management has also instituted a formal enterprise-wide risk management (ERM) process based on the COSO—Enterprise Risk Management—Integrated Framework. The Chief Executive Officer oversees the ERM process, which is facilitated by the General Partner's Internal Audit department to help ensure objectivity and transparency. The Partnership has instituted a quarterly process that includes the participation of various levels of management to provide input on risk identification, risk assessment and risk response. The results of the ERM related activities are presented to the Audit Committee quarterly, and the Audit Committee provides regular reports to the Board of Directors regarding the status of these efforts. In addition, the Board of Directors receives an annual report from management on the Partnership's ERM process and status.

Code of Business Conduct and Ethics

        We have adopted a Code of Conduct and Ethics that complies with SEC standards, applicable to the persons serving as our directors, officers (including without limitation, our Named Executive Officers), and employees. This includes the prompt disclosure to the SEC on a Current Report on Form 8-K of any waiver of the code for executive officers or directors approved by the Board of Directors. A copy of our Code of Business Conduct and Ethics is available free of charge in print to any unitholder who sends a request to the office of the Secretary of MarkWest Energy Partners, L.P. at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202-2137. The Code of Conduct and Ethics is also accessible and posted on our website at www.markwest.com.

Director Attendance at Annual Meetings

        Our directors are invited and encouraged to attend our annual meetings. Three of our directors attended the 2010 Annual Meeting of Common Unitholders.

Consideration of Director Candidates

        The Nominating and Corporate Governance Committee does not entertain, and does not have a policy regarding the consideration of, director candidates suggested by common unitholders. The General Partner relies upon the extensive industry experience and expertise of the members of the Nominating and Corporate Governance to identify qualified nominees for the Board of Directors.

Communication with Non-Management Directors

        Common unitholders are invited to contact any or all of the Partnership's outside directors by mailing a letter to one or all of them in care of the Partnership's headquarters. Any such correspondence received will be delivered unopened to the relevant party or parties. In addition, a common unitholder or any other interested party may anonymously raise concerns and issues to our non-management directors by submitting a report to EthicsPoint, our outside incident reporting service provider. Reports may be submitted to EthicsPoint by telephone at 1-866-384-4277 or online at its Internet website at www.ethicspoint.com. Reports submitted to EthicsPoint are distributed to the Chair of the Audit Committee, which is currently William P. Nicoletti, as well as to the General Partner's Senior Vice President and General Counsel and the Vice President of Compliance and Internal Audit.

        Finally, management welcomes, at any time, comments, questions or suggestions from any common unitholder. The Partnership remains dedicated to ensuring complete, accurate and prompt disclosure of all material information about the Partnership and its business and to continuing to serve the best interest of its common unitholders.

EXECUTIVE OFFICERS

        As with most publicly traded limited partnerships, we do not have any employees, but instead our General Partner manages our operations and activities on our behalf. The following is biographical information for each of the executive officers of our General Partner, each of whom is appointed by the Board of the General Partner:

        Frank M. Semple, 59, Chairman, President, and Chief Executive Officer, joined MarkWest on November 1, 2003. He is a member of the Board of Directors and was elected Chairman of the Board in October 2008. Prior to joining MarkWest he completed a 22-year career with The Williams Companies and WilTel Communications. He served as the Chief Operating Officer of WilTel Communications, Senior Vice President/General Manager of Williams Natural Gas Company, Vice President of Operations and Engineering for Northwest Pipeline Company and Division Manager for Williams Pipeline Company. Prior to joining The Williams Companies, Mr. Semple served in the U.S. Navy aboard the nuclear submarine USS Gurnard (SSN 662). Mr. Semple completed the Program for Management Development at Harvard Business School and a holds a B.S. in Mechanical Engineering degree from the United States Naval Academy.

        C. Corwin Bromley, 53, Senior Vice President, General Counsel and Secretary, was appointed as General Counsel of our General Partner in September 2004. Prior to joining MarkWest, Mr. Bromley served as Assistant General Counsel at Foundation Coal Holdings, Inc. f/k/a RAG American Coal Holding, Inc. from 1999 through 2004, and as General-Managing Attorney and Sr. Environmental Attorney at Cyprus Amax Minerals Company from 1989 to 1999. Prior to that, Mr. Bromley was in private practice with the law firm Popham, Haik, Schnobrich & Kaufman from 1984 through 1989. Preceding his legal career, Mr. Bromley worked as a structural/design engineer involved in several domestic and international LNG and energy projects with the firms CBI, Inc. and Chicago Bridge & Iron Company. Mr. Bromley received his J.D. degree from the University of Denver and his bachelor's degree in Civil Engineering from the University of Wyoming.

        Nancy K. Buese, 41, Senior Vice President, Chief Financial Officer, was appointed Chief Financial Officer of our General Partner in October 2006. Prior to her appointment as Chief Financial Officer, Ms. Buese served as Chief Accounting Officer of MarkWest since November 2005. Prior to joining MarkWest, Ms. Buese was the Chief Financial Officer for Experimental and Applied Sciences ("EAS") in Golden, Colorado. EAS is a wholly-owned subsidiary of Abbott Laboratories. Prior to her employment at EAS, Ms. Buese was a Vice President with TransMontaigne Inc. in Denver, Colorado. Preceding this appointment, Ms. Buese was a Partner with Ernst & Young LLP, having spent time in the firm's Denver, London, New York and Washington, D.C. offices. Ms. Buese received her bachelor's degree in Accounting and Business Administration from the University of Kansas and is a licensed CPA in the State of Colorado.

        John C. Mollenkopf, 49, Senior Vice President, Chief Operating Officer, became the Chief Operating Officer in January 2011. Prior to this, he served as the Chief Operations Officer of our General Partner since October 2006. Prior to his appointment as Chief Operations Officer, Mr. Mollenkopf served as Senior Vice President, Southwest Business Unit, since January 2004 and as Vice President, Business Development since January 2003. Prior to these positions, he served as Vice President, Michigan Business Unit, of our General Partner since its inception in May 2002 and in the same capacity with MarkWest Hydrocarbon since December 2001. Prior to that, Mr. Mollenkopf was General Manager of the Michigan Business Unit of MarkWest Hydrocarbon since 1997. He joined MarkWest Hydrocarbon in 1996 as Manager, New Projects. From 1983 to 1996, Mr. Mollenkopf worked for ARCO Oil and Gas Company, holding various positions in process and project engineering, as well as operations supervision. Mr. Mollenkopf received his bachelor's degree in Mechanical Engineering from the University of Colorado at Boulder.

        Randy S. Nickerson, 49, Senior Vice President, Chief Commercial Officer, was appointed as Chief Commercial Officer of our General Partner in October 2006. Prior to his appointment as CCO, Mr. Nickerson served as Senior Vice President, Corporate Development of MarkWest since January 2003. Prior to these positions, Mr. Nickerson served as Senior Vice President of our General Partner since its inception in May 2002 and served in the same capacity with MarkWest Hydrocarbon since December 2001. Prior to that, Mr. Nickerson served as MarkWest Hydrocarbon's Vice President and the General Manager of the Appalachia Business Unit since June 1997. Mr. Nickerson joined MarkWest Hydrocarbon in July 1995 as Manager, New Projects and served as General Manager of the Michigan Business Unit from June 1996 until June 1997. From 1990 to 1995, Mr. Nickerson was a Senior Project Manager and Regional Engineering Manager for Western Gas Resources, Inc. From 1984 to 1990, Mr. Nickerson worked for Chevron USA and Meridian Oil Inc. in various process and project engineering positions. Mr. Nickerson received his bachelor's degree in Chemical Engineering from Colorado State University.

 AUDIT COMMITTEE REPORT

        This report of the Audit Committee describes the responsibilities and considerations of the Audit Committee with respect to the year ended December 31, 2010. The Board of Directors of the General Partner has adopted a Charter of the Audit Committee, a copy of which is available on our Internet website at www.markwest.com. The information contained in the Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall the information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we have specifically incorporated it by reference into such filing.

        The current Audit Committee is comprised of William P. Nicoletti (chairman), Donald C. Heppermann, and William A. Kellstrom. During fiscal 2010, the Audit Committee held seven (7) meetings.

        The role of the Audit Committee is to oversee the Partnership's financial reporting process on behalf of the Board of Directors of the General Partner. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accountants are responsible for performing independent audits of our consolidated financial statements in accordance with generally accepted auditing standards in the United States and of our internal controls over financial reporting and expressing opinions as to the conformity of such financial statements with generally accepted accounting principles in the United States and as to the effectiveness of our internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2010 with management and the independent registered public accountants.

        Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The independent registered public accountants have discussed with the Audit Committee the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, our independent registered public accountants have provided the Audit Committee with the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, as currently in effect, and it has discussed with the accountants their independence from MarkWest Energy Partners. The Audit Committee has also considered whether the independent accountant's provision of non-audit services is compatible with maintaining the independent registered public accountant's independence and determined that it is.

        Based on the reports, reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Audit Committee Mr. William P. Nicoletti, Chairman Mr. Donald C. Heppermann Mr. William A. Kellstrom

COMPENSATION DISCUSSION AND ANALYSIS

        This CD&A is intended to provide information about our compensation objectives, policies and decisions for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers, which we refer to in this proxy statement as our "Named Executive Officers," or "NEOs." The information contained in the CD&A will place in perspective the information contained in the tables that follow this discussion. Immediately following the CD&A are the Compensation Committee Report and the compensation tables describing compensation earned and/or paid for performance in 2010, grants of plan-based equity awards, and outstanding equity awards held by the NEOs.

Executive Summary

Summary of Executive Compensation Philosophy

        The primary goal of our executive compensation program is to compensate our executives in a manner that:

  •
  attracts, retains and incents top-performing executives;

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  rewards executives for achievement of the Partnership's financial and nonfinancial performance plans and strategic objectives;

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  aligns the interests of executives with those of our unitholders; and

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  rewards superior performance.

        At the core of our compensation philosophy is our strong belief that pay should be principally linked to performance. Under this philosophy, a significant portion of an executive's total compensation is contingent upon, or variable with, Partnership performance and achievement of strategic goals, including the goal of increasing unitholder value.

Summary of Executive Compensation Program

        The overall objective of our compensation program is to provide a total compensation package which targets the median of the market range of a peer group of companies, but provides the opportunity for upper quartile compensation if exceptional results are achieved. The NEOs' total compensation package consists of the following three components:

  •
  base salaries, which are designed to compensate executives commensurate with their respective level of experience, scope of responsibilities, and sustained performance;

  •
  short-term cash incentive program—a performance based cash incentive awarded annually based on the prior year's performance, designed to promote achievement of, and accountability for, shorter term performance plans and strategic goals; and

  •
  long-term equity incentive program—a performance based equity incentive utilizing long-term equity grants based on multiple year performance, designed to align the long-term interests of our executives with those of our unitholders, by creating a strong and direct link between executive compensation and unitholder return over a multiple year performance cycle.

        To evaluate all areas of executive compensation, the Compensation Committee seeks the additional input of an independent outside compensation consultant and available comparative information, as discussed more fully below.

Summary of Key Actions and Determinations for 2010 and 2011

        To support the Partnership's compensation goals and objectives, and in recognition of the executive team's leadership, formulation and implementation of a strategic plan, and the strong performance of the Partnership over the last three years, the Board took the following key compensation actions and determinations in 2010 and 2011:

  •
  In January 2010, in recognition of the substantial business performance and key services provided by the NEOs to the Partnership and the General Partner during 2009, including the Partnership achieving "stretch" performance in its overall 2009 financial targets and other corporate objectives and goals, the Compensation Committee and the Board of Directors granted 55,000 unrestricted common units to the CEO, and a range of 18,000 to 24,000 unrestricted common units to each of the other NEOs. The Board also set the base salary for 2010 for the CEO at $468,000 and the base salary for each of the other NEOs at $312,000.

  •
  In April 2010, to establish a multiple year performance and incentive cycle for the NEOs, the Board approved performance-based phantom unit grants to the CEO and other NEOs, with one-half of the grant subject to vesting on January 31, 2011 and the remaining half subject to vesting on January 31, 2012. In each case the vesting would be based primarily upon the Partnership's total shareholder return (unit price appreciation and distribution growth) ("TSR") over the three-year period prior to the scheduled vesting date, compared to the TSR of an established industry peer group. The number of performance based units awarded to each NEO under the April 2010 two-year grant consisted of 60,000 phantom units for the CEO, and a range of 36,000 to 48,000 phantom units for each of the other four NEOs.

  •
  In July 2010, the Board adopted a new long-term incentive performance grant program which involves annual awards of three-year cliff vesting phantom unit grants based upon the Partnership's total shareholder return over the two-year period prior to the grant date. In connection with the adoption of this program, the Board approved grants of phantom units to the NEOs, consisting of 81,000 phantom units for the CEO and a range of 18,000 to 22,000 phantom units for each of the other four NEOs, which reflected a trailing two-year TSR performance at the 61st percentile compared to the industry peer group. Additionally, the trailing one-year TSR performance ranked at the 100th percentile and the trailing three-year TSR performance ranked at the 78th percentile. The Board also adjusted the base salary of the CEO for 2010 to $515,000 to reflect the market median for that position.

  •
  For 2010, the Partnership's annual distributable cash flow ("DCF")(1) was $241.4 million which exceeded the Partnership's base-plan DCF target of $202.8 million. In addition, the Compensation Committee and Board reviewed the other goals and objectives and determined that almost universally the Partnership had far exceeded the goals and objectives, including top tier total return relative to the peer group, and the achievement of balance sheet objectives including distribution coverage, interest coverage and liquidity. Recognizing these factors and the challenging economic conditions during 2010, in January 2011, the Board approved short-term cash incentive awards for 2010 performance for the CEO of $634,000, and for the other NEOs ranging from $307,000 to $331,000.

(1)
For a discussion of how we calculate distributable cash flow and a reconciliation of this measure to net income, its most directly comparable GAAP measure, please see Appendix A to this proxy statement.

•
In January 2011, the Board approved the vesting of the first installment of April 2010 performance-based phantom unit grants. Based on the trailing three-year TSR performance of the Partnership which was in the 91st percentile compared to the Partnership's peer group, the number of performance-based units vested consisted of 37,500 phantom units for the CEO and a range of 22,500 to 30,000 phantom units for each of the other four NEOs.

  •
  The Board also approved at its January 2011 meeting, phantom unit grants to the CEO and the other NEOs, pursuant to the MarkWest LTI Program. These phantom units are subject to cliff vesting on January 31, 2014. The Partnership's relative TSR performance was at the top (100%) percentile of its peer group which correlated with a grant size of 200% of target. The number of phantom units granted consisted of 81,122 phantom units for the CEO and a range of 18,771 to 25,728 phantom units for each of the other four NEOs. In addition, the Board established the 2011 short-term cash incentive award targets for the CEO at 100% and 200% of base salary for base plan performance and stretch performance, respectively, and for the remaining NEOs at 60% and 120% of base salary for base plan performance and stretch performance, respectively.

        These actions are discussed in greater detail below under the section entitled Elements of Executive Compensation and Key Actions and Determinations for 2010 and 2011 in this CD&A.

General Objectives and Overall Philosophy of Compensation Program

        The primary objectives of our executive compensation program are to attract, retain and incent top-performing executives through a total compensation plan that is both competitive within our market and performance based. Our compensation program is intended to align compensation with the Partnership's short-term and long-term financial goals and unitholder distribution growth as well as the achievement of objectives consistent with the Partnership's strategic plans and reward superior performance. We strive to accomplish these objectives by compensating all employees, including our NEOs, with a total compensation package consisting of a combination of competitive base salary and incentive compensation, in the form of annual short-term cash incentives and long-term equity awards. Our objective is to establish total compensation targets for the executive officers at approximately the 50th percentile of a peer group of companies, with the opportunity to receive awards in the top quartile if exceptional performance is achieved. We have set a minimum level of performance threshold that the Partnership must first achieve before any short-term or long-term incentive awards will be made. We believe that appropriately designed compensation programs that align long-term Partnership and unit performance with long-term executive compensation opportunities allow the Partnership to attract and retain top performing executives. Following this philosophy, in determining NEO compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance, the use of equity to align NEO interests with those of our unitholders, individual contributions, teamwork and performance, each NEO's total compensation package, and internal pay equity.

Compensation Setting Process

Committee Compensation Consultants—Benchmarking

        In 2009 and 2010, the Compensation Committee engaged Mercer (US) Inc. as its independent compensation consultant to assist it in assessing annual executive compensation levels. Mercer assembled peer group data, including its own internally developed proprietary data from various midstream pipeline/energy companies, reflecting the natural gas industry sector and our industry competitors, giving a large sample size, including companies of varying revenue and market-cap sizes, with varying market maturity from start-up to very mature companies. Mercer's data was provided to the Compensation Committee to demonstrate the performance and market levels within our industry sector. From this data, Mercer also made recommendations regarding setting a compensation plan structure and setting the base salaries and both short-term cash and long-term equity incentive award metrics for the NEOs and key employees.

        For performing total shareholder return (unit price appreciation and distribution growth) ("TSR") analysis and comparison, the Compensation Committee included the following companies as a peer group:

• Atlas Pipeline Partners, L.P.	• Magellan Midstream Partners, L.P.
• Boardwalk Pipeline Partners, LP	• Martin Midstream Partners L.P.
• Buckeye Partners, L.P.	• Penn Virginia Corporation
• Copano Energy, L.L.C.	• Quicksilver Resources (nka/Crestwood
• Crosstex Energy, L.P.	Midstream Partners LP)
• DCP Midstream Partners, LP	• Regency Energy Partners LP
• Duncan Energy Partners L.P.	• Sunoco Logistics Partners L.P.
• Eagle Rock Energy Partners, L.P.	• Targa Resources Partners LP
• Enterprise Products Partners L.P.	• Western Gas Partners, LP
• Genesis Energy, L.P.	• Williams Partners L.P.

        For market compensation comparisons, the Compensation Committee focused on a subset of this peer group that was comprised of companies of a similar size and maturity to the Partnership, that we consider to be our competitors, due to products, services, markets, and/or geographical reach, that had similar credit profiles, comparable debt and equity markets or analogous growth or capital programs, and that as a result of a combination of several of these attributes, the Compensation Committee considered appropriate for comparison of overall performance for compensation review purposes. The Compensation Committee removed from the peer group Duncan Energy, Enterprise Products, Martin Midstream, Quicksilver Resources and Western Gas Partners, as those companies were deemed to not meet the appropriate criteria for compensation review purposes. Accordingly, the companies within this peer group subset, referred to as the "MLP Pipeline Peer Group," included:

• Atlas Pipeline Partners, L.P.	• Genesis Energy, L.P.
• Boardwalk Pipeline Partners, LP	• Magellan Midstream Partners, L.P.
• Buckeye Partners, L.P.	• Penn Virginia Corporation
• Copano Energy, L.L.C.	• Regency Energy Partners LP
• Crosstex Energy, L.P.	• Sunoco Logistics Partners L.P.
• DCP Midstream Partners, LP	• Targa Resources Partners LP
• Eagle Rock Energy Partners, L.P.	• Williams Partners L.P.

        The Compensation Committee also takes into account broader based survey data for executive compensation among public companies in the energy industry, both regionally and nationally, as we believe that this information provides us with a statistically significant sample that supplements the compensation consultant's peer group data.

Setting Performance Objectives

        The Partnership's annual strategic and business plans are presented by management at the General Partner's January Board meeting. The Board engages in an active discussion concerning the financial targets, as well as the operational and strategic goals and objectives in the business plans. After making changes it deems appropriate, the Board of Directors adopts the Partnership's annual business plan which is then used as the basis for setting objectives for the annual short-term incentive program. See Elements of Executive Compensation and Key Actions and Determinations for 2010 and 2011—Short-Term Cash Incentive Awards in this CD&A.

Management's Role in the Compensation Setting Process

        Management assists the Board in the following aspects of the executive compensation setting process:

  •
  Management assists in establishing the Partnership's strategic and business plans;

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  Management assists in determining appropriate metrics for performance goals and objectives;

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  Management assists in preparing Committee and Board meeting agendas and materials;

  •
  The CEO provides compensation recommendations for the NEO's and other executives; and

  •
  Management implements the Board approved compensation plans.

        The CEO generally attends the Compensation Committee meetings and other senior members of management attend, from time to time, by invitation. However, the Committee also regularly meets in executive session. The CEO makes recommendations to the Compensation Committee regarding financial and corporate goals and objectives. The CEO also makes recommendations to the Compensation Committee regarding compensation recommendations for the other executive officers, including actual incentive award amounts and base salaries, based on Partnership performance and the peer group comparisons. The Compensation Committee considers and deliberates on this information and recommendations, and in turn makes recommendations to the Board of Directors, for the Board's determination and approval, of the NEO's and other members of senior management's compensation, including base compensation, short-term cash incentives and long-term equity incentives. The CEO's performance and compensation is separately reviewed and evaluated by the Compensation Committee and with the Compensation Committee's recommendations, the Board of Directors makes the final determination for the CEO's compensation.

Other Compensation

        Additional equity-based or other awards may be also granted to NEOs, as well as other officers and employees, upon commencement of employment, for promotions or special performance recognition, or for retention purposes, based on the recommendation of the CEO, or the Compensation Committee with respect to the CEO. In determining whether to recommend additional grants to an NEO, the CEO considers various factors, including the individual's performance, any planned change in functional responsibility, extraordinary performance, and other special circumstances that may arise from time to time.

Elements of Executive Compensation and Key Actions and Determinations for 2010 and 2011

Base Salaries

        Base salaries are a key component of an executive's total compensation and are designed to compensate executives commensurate with their respective level of experience and scope of responsibilities, and to reward sustained individual performance and future potential. The goal has been to provide for base salaries that are sufficiently competitive with other similar sized energy companies and/or partnerships, both regionally and nationally, in order to attract and retain talented leaders. Because base salaries are used for calculating both short-term and long term incentive compensation, we generally take a conservative approach in setting such salaries and target the middle of the market range of a peer group of companies. However, as an executive's experience, tenure and scope of responsibility increase, salaries should also be expected to increase.

        In January of 2010, the Compensation Committee and the Board set the base salary for 2010 for the CEO at $468,000 and the base salary of each of the other NEOs at $312,000. In July of 2010, the Compensation Committee and the Board adjusted the base salary of the CEO for 2010 to $515,000 to reflect market based salaries. In January of 2011, the Compensation Committee and the Board left the base salary for 2011 for the CEO at $515,000 and set the base salaries for each of the other NEOs at a range from $325,000 to $350,000.

Short-Term Cash Incentive Awards

        The short-term incentive program is a performance based cash incentive awarded annually based on the prior year's performance, designed to promote achievement of, and accountability for, shorter term performance plans and strategic goals. The current short-term incentive program has the potential to provide for a cash payment of up to 120% of an NEO's base salary, 200% in the case of the CEO, when superior performance is achieved. In establishing the short-term cash incentive program, our Compensation Committee utilizes DCF and TSR targets and other broad operational and financial goals objectives. In addition, the Board has discretion to either increase or decrease awards. It is important to note that under the short-term incentive program, the Compensation Committee and the Board have set a minimum level of performance threshold (75% of the annual plan's DCF target) that the Partnership must first achieve before any short-term incentive payments will be made.

        The short-term cash incentive award overall performance metrics and the targets for the NEOs for 2010 were established by the Board in January of 2010. The short-term cash incentive award target for the CEO was set at 80% of base salary for achievement of base-plan performance goals and 125% of base salary for achievement of stretch performance. The other NEO targets were established at 60% of base salary for achievement of base-plan performance goals and 100% of base salary for achievement of stretch performance.

        The performance metrics for the Executive Short Term Incentive plan for 2010 were as follows:

  •
  50% according to the Partnership's annual DCF performance,

  •
  The threshold for the funding of the incentive pool was set at $152.1 million (75% of target DCF);

  •
  The base-plan DCF target was an annual DCF of $202.8 million; and

  •
  The stretch performance target was set at annual DCF of $253.5 million (125% of the base-plan DCF target).

  •
  50% was discretionary component and based upon the following organizational goals and objectives:

  •
  Balance Sheet/Liquidity and Distribution Coverage metrics:

  •
  Quarterly liquidity: >$100 million

  •
  Quarterly interest coverage ratio: > 3.10x

  •
  Quarterly distribution coverage ratio: > 1.15x

  •
  Quarterly leverage ratio: <4.75x

    •
    TSR versus peer group

    •
    Base-plan target was second quartile and stretch was first quartile

    •
    Other broad organizational objectives such as

    •
    Environmental, safety and health goals;

    •
    Financial reporting metrics; and

    •
    Customer satisfaction metrics.

        The 2010 short-term cash incentive awards were determined at the January 2011 Board of Directors meetings based on actual Partnership performance relative to the established goals and objectives for 2010.

        In 2010, the Partnership's annual DCF was $241.1 million which exceeded the base-plan DCF target of $202.8 million. In addition, the Compensation Committee and Board reviewed the other goals and objectives and determined that almost universally the Partnership had far exceeded the goals and objectives, including top tier total return relative to the peer group, and the achievement of balance sheet objectives including distribution coverage, interest coverage and liquidity. Recognizing these factors and the challenging economic conditions during 2010, the Board approved short-term cash incentive awards for 2010 performance for the CEO of $634,000, and for the other NEOs ranging from $307,000 to $331,000.

        In January 2011, the Board also established the 2011 short-term cash incentive award overall performance metrics and the targets for the NEOs based upon the MLP Pipeline Peer Group compensation market analysis. For 2011, the short-term cash incentive award target for the CEO was set at 100% of base salary for achievement of base-plan performance goals and 200% of base salary for achievement of stretch performance. The other NEO targets were established at 60% of base salary for achievement of base-plan performance goals and 120% of base salary for achievement of stretch performance.

        The performance metrics for the Executive Short Term Incentive plan for 2011 are as follows:

  •
  50% will be based on the Partnership's 2011 DCF performance, subject to the 75% of target DCF threshold;

  •
  25% will be based on a TSR calculation relative to the Partnership's peer group; and

  •
  25% will be discretionary and will be based on broad operational and financial objectives and considerations, such as:

  •
  Balance Sheet/liquidity and distribution coverage metrics;

  •
  Environmental, safety and health goals;

  •
  Financial reporting;

  •
  Customer satisfaction; and

  •
  Commodity price impacts.

Long-Term Equity Incentive Awards

        Long-term equity grants are the largest component of an NEO's potential compensation. The awards are intended to reward performance over time and to provide an opportunity for executives to participate in the equity appreciation of the units. Long-term equity awards are also intended to align the long-term interest of our executives with those of our unitholders and provide a strong retention element for top-performing executives.

        All outstanding long-term equity awards are granted pursuant to programs established under the terms of the 2008 Long-Term Incentive Plan, which, as approved by the unitholders on February 21, 2008, has an effective date of January 1, 2008 and a term of ten (10) years. The 2008 Long-Term Incentive Plan provides for grants of phantom units, restricted units, unrestricted units, and distribution equivalent rights. Any of these awards may be made as performance incentives to reward attainment of annual or long-term performance goals of the Partnership. Recipients do not pay any consideration for the units they receive, but are responsible for paying any payroll tax liability associated with these units. Certain change in control transactions involving the Partnership or the General Partner may result in the acceleration of vesting of awards granted under the 2008 Long-Term Incentive Plan. The Partnership has reserved 2.5 million Partnership common units for issuance under the plan. Awards under the 2008 Long-Term Incentive Plan are subject to the approval of the Compensation Committee.

        To more closely align long-term incentive compensation with long term unitholder growth and performance, in 2010, the Board of Directors transitioned the Partnership's LTI program from grants being based on our future DCF per common unit performance to grants being based on the Partnership's relative TSR performance as compared to our peers. In order to implement this transition to a three-year continuing LTI program, the Board approved three grants in 2010. In January 2010, the Board approved a grant of units recognizing the Partnership's 2009 overall performance. In April 2010, the Board of Directors approved performance unit grants vesting in 2011 and 2012, based upon evaluation of the Partnership's TSR performance over the three-year period prior to the scheduled vesting date. Finally, in July 2010, the Board of Directors approved a grant of phantom units with a 2013 cliff vesting based upon the Partnership's relative TSR performance percentile compared to its peer group over the two-calendar year period prior to the grant date. Each of these actions is described in greater detail below.

        We believe that the current MarkWest LTI Program, as described below, embodies the corporate compensation objectives described above as well as those of the applicable provisions of the Dodd-Frank Act. The combination of the long-term phantom unit equity grants being based on the Partnership's performance over the two years prior to grant, plus the three year vesting period creates a five year period during which the executive's ultimate reward in large part mirrors that of the unitholder, allowing the executive to benefit in the case of positive performance and to suffer in the case of poor performance. We believe this structure likewise fully embodies the yet to be defined mandated claw-back features for incentive based compensation plans contained in the Dodd-Frank Act, such that the adverse impact on the Partnership of any financial restatement will correspondingly reduce the executive's incentive compensation.

        2010 Grant of Units for 2009 Performance.    In January 2010, the Board of Directors considered the 2010 vesting of performance-based phantom units previously granted under the original 2008 LTI Program which had scheduled vestings for 2009, 2010, 2011 and extension to 2012, based on successive annual targets of DCF per common unit for each annual vesting period. Notwithstanding the Partnership achieving "stretch" performance in its overall 2009 financial targets and other corporate objectives and goals, due to the unprecedented economic conditions in 2008 and 2009 and the proactive actions taken by the Partnership to improve liquidity and strengthen the balance sheet, the Partnership did not meet the DCF per common unit value targets originally established under the 2008 LTI Program grants. As a result of not meeting the DCF per unit targets, none of the performance-based unit awards for the 2009 performance period vested. However, the Compensation Committee recognized the Partnership's performance and management's execution of the business plan during 2009, including the successful achievement of the key commercial, balance sheet, liquidity, and DCF metrics, and its top tier total return to its unitholders relative to its peer group, as well as the execution of key commercial and strategic transactions to improve the Partnership's liquidity and financial position and to sustain distributions, all of which were considered exceptional given the challenging economic conditions. Accordingly, the Board of Directors exercised its authority and granted 55,000 unrestricted common units to the CEO and a range of 18,000 and 24,000 unrestricted common units to each of the other NEOs.

  2010 Phantom Unit Grants.

        In April 2010, the Board of Directors approved performance based phantom unit awards to the NEOs with 50% of each award subject to vesting on January 31, 2011 and the remaining 50% subject to vesting on January 31, 2012. The performance metrics for the vesting of the April 2010 grants were primarily based upon the Partnership's TSR over the three-year period prior to the scheduled vesting date, compared to the TSR of the peer group. In particular:

  •
  The Partnership's relative TSR must be in at least the 40th percentile as compared to the peer group as a threshold for any of the phantom units to vest; and

  •
  Once this threshold has been satisfied, each installment of units will vest as follows:

  •
  50% of each installment if the relative TSR is in the 40th to 60th percentile as compared to the peer group;

  •
  75% of each installment if the relative TSR is in the 60th to 80th percentile as compared to the peer group; and

  •
  100% of each installment if the relative TSR is in the 80th to 100th percentile as compared to the peer group.

        However, the Board of Directors retained the discretion to increase or decrease the number of units that vest by up to twenty-five percent (25%) based on Partnership performance. These performance based phantom units did not include distribution equivalent rights.

        The number of phantom units granted in the April 2010 grant consisted of 60,000 units for the CEO and a range of 36,000 to 48,000 units for each of the other four NEOs

        These grants were based on the determination of the Compensation Committee and the Board that the unprecedented economic conditions and other factors discussed above made it highly improbable that the then outstanding performance based phantom units under the original 2008 LTI program would ever vest in future years. However, the Compensation Committee and the Board recognized the need to provide long term incentives in order to continue to retain and reward high-performing executive officers and to continue to align the long-term interests of our executives with the long-term performance and sustained success of the Partnership and the return to unitholders, and accordingly established the April 2010 grants. In the unlikely event that the original 2008 LTI program DCF per unit performance goals were satisfied for the vesting of any remaining phantom units, those phantom units would not vest except in the affirmative discretion of the Board of Directors

        In July of 2010, the Board approved grants of phantom units pursuant to the MarkWest LTI Program described below, which is based upon the Partnership's relative TSR performance percentile compared to its peer group over the two-calendar year period prior to the grant date. The July 2010 phantom units have a scheduled cliff vesting in January of 2013, subject to continued employment. The Partnership's TSR performance was at the 61st percentile of its peer group which correlated with a grant size of 122% of target, subject to a plus or minus adjustment of 20% at the discretion of the Board. The target values used for these grants approximated the 50th percentile of market for each executive's position and the target value percentages were essentially equivalent to 300% of base salary in the case of the CEO and ranged from 110% to 135% of base salary in the case of the other NEOs. The Board exercised is discretion to increase the percentage of target by 20% which resulted in the July 2010 phantom units granted consisting of 81,000 units for the CEO and a range of 18,000 to 22,000 units for each of the other four NEOs,

        MarkWest LTI Program.    In July 2010 and as further refined in January 2011, the Board established an ongoing TSR-based long-term equity incentive program (the "MarkWest LTI Program"), in accordance with the terms of the Partnership's 2008 Long-Term Incentive Plan. Under the MarkWest LTI Program, a target long-term incentive value is established for each executive and expressed as a percentage of such executive's base salary. The target value is then adjusted by the Compensation Committee and Board based on the Partnership's relative TSR over the two-year period prior to the grant date, compared to the TSR of the peer group in accordance with the following:

	2-Year TSR Performance vs. Peers	Grant size (as a percent of target)
Threshold	40th percentile	50%
Target	50th percentile	100%
Maximum	100th percentile	200%

        The maximum adjusted grant size is subject to a cap of 150% of the target value if the 30-day volume adjusted average price of Partnership units at the end of the two-year performance period is lower than at the beginning of the performance period. The adjusted grant size is converted into a number of units based on the 30-day volume weighted average unit price at the last day of the two year performance period over which TSR is measured. The Board had discretion to increase or decrease the number of units granted by 25% (20% for the July 2010 grant) based on subjective factors other than the Partnership's TSR. The phantom unit grants include distribution equivalent rights and are subject to three-year cliff vesting.

        2011 Vesting of First Installment of April 2010 Phantom Units Grants.    In January of 2011, the Board approved the vesting of the first installment of April 2010 performance-based phantom unit grants. Based on the trailing three-year TSR performance of the Partnership which was in the 91st percentile compared to the Partnership's peer group, together with the Board's exercise of its discretion to increase the grant by 25% based on the Partnership's actual 2010 performance and senior management's execution of the business plan, the number of performance-based units vested consisted of 37,500 phantom units for the CEO and a range of 22,500 to 30,000 phantom units for each of the other four NEOs.

        2011 Phantom Unit Grants.    In January of 2011, the Board approved grants of phantom units to the NEOs pursuant to the MarkWest LTI Program, which is based upon the Partnership's relative TSR performance percentile compared to its peer group over the two-calendar year period prior to the grant date. The January 2011 phantom units have a scheduled cliff vesting in January of 2014, subject to continued employment. The Partnership's relative TSR performance was at the 100% percentile of its peer group which correlated with a grant size of 200% of target, subject to a plus or minus adjustment of 25% at the discretion of the Board. The target values used for these grants approximated the 50th percentile of market for each executive's position and the target value percentages were 300% in the case of the CEO and ranged from 110% to 140% in the case of the other NEOs. The Board exercised is discretion to increase the percentage of target by 25% in recognition of the Partnership's actual 2009 and 2010 performance and senior management's execution of the business plan, which resulted in the January 2011 phantom unit grants consisting of 81,122 units for the CEO and a range of 18,771 to 25,728 units for each of the other four NEOs.

Other Compensation Components

        Employment Agreements    On September 5, 2007, each of the NEOs entered into an employment agreement with MarkWest Hydrocarbon, a subsidiary of the Partnership. The employment agreements for each of the NEOs are similar to each other in all material respects, except as set forth below. These employment agreements each had an initial term of three years, commencing as of September 5, 2007, the effective date of the agreement. Commencing on the third anniversary of the effective date, and on every anniversary thereafter, unless the company has provided notice of intent not to renew, the term of the employment agreement is automatically extended for twelve months. Under the employment agreements, each of the NEOs receive their annual salary and are eligible to participate in cash and equity incentive bonus programs based on criteria established by the Board of Directors. All of each NEO's equity incentive grants shall vest in full immediately prior to a change of control of the Partnership. If an NEO's employment agreement is terminated without cause, or is terminated by the NEO for good reason (as defined in the employment agreement, including a change in control), or is terminated due to the NEO's death or disability, the employment agreement provides that the NEO shall be paid a lump sum severance amount equal to: (i) twenty-four months (thirty-six months in the case of the CEO) of the NEO's then current base salary, plus (ii) two times (three times in the case of the CEO) the average annual bonus earned by the NEO for the two most recently completed fiscal years, plus a pro-rata portion of the target amount of the annual bonus for the fiscal year of termination. MarkWest Hydrocarbon would also pay the premiums for health insurance continuation under COBRA for up to an 18-month period, and those portions of outstanding equity awards that would have otherwise vested solely upon the continuation of the NEO's employment for the twelve month period following the termination date would be immediately vested upon the termination date. If any NEO terminates his or her employment without good reason and has been employed with MarkWest Hydrocarbon for more than one year, then the NEO would receive a lump sum severance payment equal to three months (six months in the case of the CEO) of their then current base salary, and MarkWest Hydrocarbon would also pay the premiums for health insurance continuation under COBRA for up to a three-month (six months in the case of the CEO) period. Severance payments are conditioned on the NEO entering into a release with MarkWest Hydrocarbon, the Partnership and its affiliates. The NEOs are also subject to 6-month non-compete and 18-month non-solicitation covenants under the employment agreement.

Severance Plan

        In 2007, the 2007 Severance Plan was approved to provide coverage for those management and key personnel who were not covered by individual employment agreements. In order to be deemed a covered person and be eligible to receive the benefits of the 2007 Severance Plan, a person must be identified and approved by the Board of Directors. For those persons covered under the 2007 Severance Plan, the plan provides for payment of benefits in the event that:

  •
  the covered person terminates his or her employment for "good reason" (as defined in the Plan),

  •
  the covered person's employment is terminated "without cause" (as defined in the Plan),

  •
  the covered person's employment is terminated by reason of death or disability, or

  •
  if the covered person is a Vice President and has been employed for at least twelve months, the covered person voluntarily resigns.

        The covered person shall be entitled to receive a lump sum severance payment of base salary and continued medical benefits for a period ranging from three months to twelve months, depending upon the covered person's status at the time of the termination. In addition, all of a covered person's equity grants will become fully vested if the covered person's employment is terminated for good reason, death, disability or without cause on or within one year following a change of control. The eligibility for qualifying for these benefits is subject to the covered person entering into acceptable non-compete, non-solicitation, confidentiality and release agreements with the Company.

Indemnification Agreements

        In April 2008, the Partnership and our General Partner entered into second amended and restated indemnification agreements with all of the directors and officers of the General Partner (referred to as the "indemnitees"), including each of our NEOs. The second amended and restated indemnification agreements become operative if the indemnitees were or are or become, or are threatened to be made, a party to or witness or other participant in, or were or are or become obligated to furnish documents in response to a subpoena or otherwise in connection with, any threatened, pending or completed claim, action, suit, proceeding, arbitration or alternative dispute resolution mechanism, investigation, inquiry, administrative hearing, appeal or any other actual, threatened or completed proceeding, whether brought in the right of the Partnership, the General Partner, their affiliates or otherwise and whether of a civil, criminal, administrative, arbitrative or investigative nature, by reason of the fact that indemnitees were or are or may be deemed a director, officer, employee, controlling person, agent or fiduciary of the Partnership, the General Partner, their affiliates or any other person for which indemnitees are or were or may be deemed to be serving at the request of the General Partner, or by reason of any action or inaction on the part of indemnitees while serving or acting or having served or acted in any that capacity. Upon the occurrence of an indemnification event, the Partnership and the General Partner will indemnify the indemnitees against all losses and expenses (as defined in the second amended and restated indemnification agreements), so long as the indemnitees acted in good faith and in a manner the indemnitees reasonably believed to be in, or not opposed to, the best interests of the General Partner, and, with respect to any criminal proceeding, had no reasonable cause to believe indemnitees' conduct was unlawful. There are certain limitations on the obligation of the General Partner and the Partnership to indemnify the indemnitees in connection with a claim brought by or in the name of the General Partner to obtain a judgment in its favor.

Retirement Plans

        We do not provide any supplemental retirement benefits to our senior executives. The Partnership, through a wholly-owned subsidiary, maintains a 401(k) plan and matches employee contributions up to the first 6% of an employee's annual base salary, up to the maximum amount that may be contributed under applicable law.

Potential Payments Upon Termination or Change in Control

        As described above, the employment agreements for our NEOs provide for certain payments to be made to them under certain circumstances upon the termination of their employment. In connection with determining the type, amount and timing of the payments to be made upon the termination of employment under the NEOs' employment agreements, the Compensation Committee reviewed available market information and identified those payments and provisions that the Compensation Committee deemed to be appropriate for inclusion in the employment agreements. In addition, under the employment agreements and the 2008 Long-Term Incentive Plan, the vesting of the phantom units held by each of the NEOs would automatically accelerate upon a change in control. The potential payments that may be made to the NEOs upon a termination of their employment or in connection with a change of control as of December 31, 2010 are set forth in the Payments Upon Termination or Change in Control Table below in the section entitled Compensation of Directors and Executive Officers.

Perquisites

        We do not provide for any perquisites or any other benefits for our senior executives that are not available to other employees.

Tax Deductibility of Compensation

        We generally will seek to maximize the deductibility for tax purposes of all elements of compensation. We also periodically review compensation plans in light of applicable tax provisions and may revise plans to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it in the best interests of the Partnership.

Option Grants

        Although permitted under the Long-Term Incentive Plan, no options have been granted by the Partnership.

 Compensation Policies and Risk Management

        The Board of Directors does not believe that the compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Partnership. We compensate all employees, including our NEOs, with a combination of competitive base salary and incentive compensation. The incentive compensation component may be comprised of short-term incentive compensation, consisting of an annual cash incentive, and long-term incentive compensation, consisting of equity grants. A significant portion of our NEO's and management employees' compensation is in the form of long-term equity grants, which align the long-term interest of our executives with those of our unitholders. All or a portion of the long-term equity grants vest over time, thereby encouraging employees to adopt a long-term perspective in connection with the Partnership's performance and discourage excessive risk taking to achieve short-term goals.

        In addition, the funding of our short-term cash incentive pool and, for non-executive employees, of our long-term incentive compensation pool is based on a combination of performance metrics, including the Partnership's DCF relative to plan, as well as the discretionary factors established by the Board and discussed above (see Elements of Executive Compensation and Key Actions and Determinations for 2010 and 2011—Short-Term Cash Incentive Awards). The portion of the incentive pools that is funded based upon the Partnership's DCF ranges from 50% to 70%, while the remaining portion of the pools is funded based upon the discretionary factors. The inclusion of the discretionary factors for the funding of the incentive pools encourages employees to balance the achievement of the Partnership's goals regarding DCF against other Partnership strategic goals that are important to the Partnership's overall financial strength, liquidity and operational performance. In addition, the funding of the incentive pools is based upon the performance of the Partnership as a whole, and not any particular business segment. As a result, it does not reward or encourage undue risk taking in any particular business segment of the Partnership. The Board believes that these factors help to align the interests of our employees with those of our unitholders and promote the long-term success of the Partnership.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are Keith E. Bailey (Chairman), Michael L. Beatty, Charles K. Dempster, and Anne E. Fox Mounsey. No Compensation Committee member serving during 2010 was an officer or employee of the Partnership or the General Partner during 2010 or was formerly an officer of the Partnership or the General Partner.

COMPENSATION COMMITTEE REPORT

        The information contained in the Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall the information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we have specifically incorporated it by reference into such filing.

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Partnership's Proxy Statement and its Annual Report on Form 10-K for the year ended December 31, 2010.

Compensation Committee Keith E. Bailey, Chairman Michael L. Beatty Charles K. Dempster Anne E. Fox Mounsey Members of the Compensation Committee

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The compensation of the Named Executive Officers presented in the following compensation tables reflects the total combined compensation for the services provided by the Named Executive Officers to the Partnership and, prior to the merger with MarkWest Hydrocarbon, to MarkWest Hydrocarbon.

Summary Compensation Table

        The following table sets forth the cash and non cash compensation earned for the years ended December 31, 2010, 2009 and 2008, respectively, by each person who served as the Chief Executive Officer, Chief Financial Officer and the three other highest paid officers during the last fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)(3)(4)(5)	Total ($)
Frank M. Semple	2010	485,596	—	6,023,833	—	633,862	574,682	7,717,973
Chairman, President and	2009	450,000	—	166,200	—	509,000	441,375	1,566,575
Chief Executive Officer	2008	447,692	—	3,321,757	—	303,750	2,050,914	6,124,113
Nancy K. Buese	2010	311,077	—	2,118,590	—	307,028	273,915	3,010,610
Senior Vice President,	2009	300,000	—	99,720	—	258,000	276,529	934,249
Chief Financial Officer	2008	296,154	—	1,967,172	—	162,000	552,907	2,978,233
Randy S. Nickerson	2010	311,077	—	2,705,287	—	330,645	347,295	3,694,304
Senior Vice President,	2009	300,000	—	132,960	—	258,000	339,111	1,030,071
Chief Commercial Officer	2008	298,077	—	2,443,886	—	162,000	1,558,921	4,462,884
John C. Mollenkopf	2010	311,077	—	2,705,287	—	330,645	347,295	3,694,304
Senior Vice President,	2009	300,000	—	132,960	—	258,000	338,960	1,029,920
Chief Operating Officer	2008	298,077	—	2,443,886	—	162,000	1,559,314	4,463,277
C. Corwin Bromley	2010	311,077	—	2,082,740	—	307,028	271,750	2,972,595
Senior Vice President,	2009	300,000	—	99,720	—	258,000	269,400	927,119
General Counsel	2008	296,154	—	1,982,846	—	162,000	382,932	2,823,932

(1)
This column reflects the grant date fair value of long term equity incentive awards in each of the associated years, including the single year aggregation of the multi-year (3-years) awards granted in year 2008. The grant date fair value was calculated using the assumptions set forth in the footnotes to the financial statements of MarkWest's Annual Report on Form 10-K for the year ended December 31, 2010, which are incorporated herein by reference. The long term equity awards listed under this column include time-based and performance-based phantom units. For information on the valuation assumptions, refer to the note on Incentive Compensation Plans in the Partnership's financial statements filed with the Annual Report on Form 10-K for the respective year-end. If all of the performance-based phantom unit awards granted under the long term equity incentive awards had been expected to vest, the grant date fair value of all of the phantom unit awards (time-based and performance-based) for the respective years would have equaled as follows: Mr. Semple: 2008—$5,229,157 and 2009—$415,500; Ms. Buese: 2008—$3,111,612 and 2009—$249,300; Mr. Nickerson: 2008—$3,969,806 and 2009—$332,400; Mr. Mollenkopf: 2008—$3,969,806 and 2009—$332,400; and Mr. Bromley: 2008—$3,127,286 and 2009—$249,300.

(2)
This column aggregates amounts for the NEOs' non-cash compensation expense for their purchased Class B GP Interests in 2008, distribution equivalent rights payments received on phantom units, matching contribution to their 401(k) plan, and distributions paid on Class B GP Interests (net of capital calls) in 2008, as further described in the footnotes below.

(3)
This column includes amounts for 2008 which were not paid to the NEOs but were calculated as non-cash compensation expense for their purchased membership interests in the Partnership's General Partner. Prior to the merger with MarkWest Hydrocarbon, each of the NEOs, as well as other current and former members of management and directors of MarkWest Hydrocarbon and our General Partner, were permitted to purchase membership interests, referred to as Class B GP Interests, in the Partnership's General Partner. These purchase arrangements were generally referred to as the Participation Plan. While this arrangement was treated as a compensatory plan for accounting purposes, for many publicly traded limited partnerships, this type of arrangement is considered to be an investment. For 2008, the Partnership calculated the value of the investment based upon a valuation formula, and then recorded compensation expense equal to the difference between that calculated value and the amount paid by the individual for his or her Class B GP Interest. These amounts were not paid to the NEOs in 2008. The Partnership acquired the Class B GP Interests held by the NEOs in connection with the merger with MarkWest Hydrocarbon in February 2008. For more information regarding the amounts actually paid to the NEOs as a result of the Partnership's acquisition of the Class B GP Interests, please see our Proxy Statement for our 2009 Annual Meeting filed with the SEC on April 23, 2009, which is available at www.sec.gov.

(4)
For the year ended December 31, 2010, the amount of limited partner distribution equivalent rights payments received was as follows: Mr. Semple $559,982; Ms. Buese $259,215; Mr. Nickerson $332,595; Mr. Mollenkopf $332,595; and Mr. Bromley $257,050.

(5)
For the year ended December 31, 2010 our matching contribution to each named executive's 401(k) plan was $14,700.

Grants of Plan-Based Awards Table

        The following table sets forth the stock awards granted for the year ended December 31, 2010 and estimated future payments under our non-equity incentive compensation plan for the Named Executive Officers.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
										All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)(4)
Name and Principal Position	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Frank M. Semple			193,125	386,250	643,750	N/A	N/A	N/A	—	—	—	—
Chairman of the Board,	1/31/10	1/26/10	—	—	—	—	—	—	55,000	—	—	1,593,350
President and Chief	4/22/10	4/22/10	—	—	—	—	—	—	60,000	—	—	1,526,633
Executive Officer	7/22/10	7/22/10	—	—	—	—	—	—	81,000	—	—	2,903,850
Nancy K. Buese			93,600	187,200	312,000	N/A	N/A	N/A	—	—	—	—
Senior Vice President,	1/31/10	1/26/10	—	—	—	—	—	—	18,000	—	—	521,460
Chief Financial Officer	4/22/10	4/22/10	—	—	—	—	—	—	36,000	—	—	915,980
	7/22/10	7/22/10	—	—	—	—	—	—	19,000	—	—	681,150
Randy S. Nickerson			93,600	187,200	312,000	N/A	N/A	N/A	—	—	—	—
Senior Vice President,	1/31/10	1/26/10	—	—	—	—	—	—	24,000	—	—	695,280
Chief Commercial	4/22/10	4/22/10	—	—	—	—	—	—	48,000	—	—	1,221,307
Officer	7/22/10	7/22/10	—	—	—	—	—	—	22,000	—	—	788,700
John C. Mollenkopf			93,600	187,200	312,000	N/A	N/A	N/A	—	—	—	—
Senior Vice President,	1/31/10	1/26/10	—	—	—	—	—	—	24,000	—	—	695,280
Chief Operating Officer	4/22/10	4/22/10	—	—	—	—	—	—	48,000	—	—	1,221,307
	7/22/10	7/22/10	—	—	—	—	—	—	22,000	—	—	788,700
C. Corwin Bromley			93,600	187,200	312,000	N/A	N/A	N/A	—	—	—	—
Senior Vice President,	1/31/10	1/26/10	—	—	—	—	—	—	18,000	—	—	521,460
General Counsel	4/22/10	4/22/10	—	—	—	—	—	—	36,000	—	—	915,980
	7/22/10	7/22/10	—	—	—	—	—	—	18,000	—	—	645,300

(1)
The equity component of our long-term equity incentive plan is granted in phantom units.

(2)
With the exercise of the discretion of the Board of Directors, the payouts for Mr. Nickerson and Mr. Mollenkopf for year ended December 31, 2010, exceeded the maximum amounts designated in the 2010 plan.

(3)
Unit awards were granted under the MarkWest Energy Partners, L.P. 2008 Long-Term Incentive Plan. See discussion in the section entitled Compensation Discussion and Analysis—Elements of Executive Compensation—Incentive Compensation—Long-Term Equity Incentive Program preceding these tables. For the July 22, 2011 awards, recipients are eligible to collect common unit distribution payments on these awards during the vesting period. The value of the phantom unit awards was based on the grant date fair value using the assumptions set forth in the footnotes to the financial statements of MarkWest's Annual Report on Form 10-K for the year ended December 31, 2010, which are incorporated herein by reference.

(4)
This column reflects the grant date fair value of long term equity incentive awards. The grant date fair value was calculated using the assumptions set forth in the footnotes to the financial statements of MarkWest's Annual Report on Form 10-K for the year ended December 31, 2010, which are incorporated herein by reference.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table summarizes the options and stock awards outstanding as of December 31, 2010 for the NEOs. The market value was determined using the closing price for MarkWest Energy Partners common units on December 31, 2010.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Frank M. Semple Chairman of the Board, President and Chief Executive Officer	—	—	N/A	—	—	125,743	(3)	$5,445,929	153,000	(8)	$6,626,430
Nancy K. Buese Senior Vice President, Chief Financial Officer	—	—	N/A	—	—	45,456	(4)	1,968,699	91,800	(9)	3,975,858
Randy S. Nickerson Senior Vice President, Chief Commercial Officer	—	—	N/A	—	—	55,520	(5)	2,404,571	122,400	(10)	5,301,144
John C. Mollenkopf Senior Vice President, Chief Operating Officer	—	—	N/A	—	—	55,520	(6)	2,404,571	122,400	(10)	5,301,144
C. Corwin Bromley Senior Vice President, General Counsel	—	—	N/A	—	—	44,610	(7)	1,932,059	91,800	(9)	3,975,858

(1)
The market value of unvested phantom units is calculated at $43.31 per unit at December 31, 2010. Under the provisions of the Partnership's Long-Term Incentive Plan and 2008 Long-Term Incentive Plan, these unvested phantom units would vest in the event of a change in control.

(2)
The market value of unvested phantom units whose vesting is performance-based is calculated at $43.31 per unit at December 31, 2010. Under the provisions of the Partnership's 2008 Long-Term Incentive Plan, and the individuals' employment agreements, these unvested phantom units would vest in the event of a change in control.

(3)
Includes 24,743, 20,000 and 81,000 phantom units that vest on January 31, 2011, 2012 and 2013, respectively, subject, in each case, to the continuation of Mr. Semple's employment.

(4)
Includes 14,456, 12,000 and 19,000 phantom units that vest on January 31, 2011, 2012 and 2013, respectively, subject, in each case, to the continuation of Ms. Buese's employment.

(5)
Includes 17,520, 16,000 and 22,000 phantom units that vest on January 31, 2011, 2012 and 2013, respectively, subject, in each case, to the continuation of Mr. Nickerson's employment.

(6)
Includes 17,520, 16,000 and 22,000 phantom units that vest on January 31, 2011, 2012 and 2013, respectively, subject, in each case, to the continuation of Mr. Mollenkopf's employment.

(7)
Includes 14,610, 12,000 and 18,000 phantom units that vest on January 31, 2011, 2012 and 2013, respectively, subject, in each case, to the continuation of Mr. Bromley's employment.

(8)
Includes 93,000 and 60,000 phantom units that vest on January 31, 2011, and 2012, respectively, provided certain performance targets are met.

(9)
Includes 55,800 and 36,000 phantom units that vest on January 31, 2011, and 2012, respectively, provided certain performance targets are met.

(10)
Includes 74,400 and 48,000 phantom units that vest on January 31, 2011, and 2012, respectively, provided certain performance targets are met.

 Option Exercises and Stock Vested Table

        The following table summarizes the option and stock award activity during the year ended December 31, 2010 for the NEOs.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Frank M. Semple Chairman of the Board, President and Chief Executive Officer	—	—	83,927	(2)	$2,431,365
Nancy K. Buese Senior Vice President, Chief Financial Officer	—	—	37,227	(3)	1,078,466
Randy S. Nickerson Senior Vice President, Chief Commercial Officer	—	—	42,803	(4)	1,240,003
John C. Mollenkopf Senior Vice President, Chief Operating Officer	—	—	42,744	(5)	1,238,294
C. Corwin Bromley Senior Vice President, General Counsel	—	—	35,082	(6)	1,016,326

(1)
For purposes of this table, the aggregate dollar value realized on the vesting of phantom units was completed by multiplying the closing price of the Partnership's common units on the vesting date, by the number of units vested.

(2)
Represents the aggregate value of units acquired on vesting. Of this amount, 32,435 units were withheld by the Partnership to satisfy tax withholding requirements. The corresponding value realized in this column reflects the aggregate number of units acquired, irrespective of units withheld to satisfy tax withholding requirements.

(3)
Represents the aggregate value of units acquired on vesting. Of this amount, 12,527 units were withheld by the Partnership to satisfy tax withholding requirements. The corresponding value realized in this column reflects the aggregate number of units acquired, irrespective of units withheld to satisfy tax withholding requirements.

(4)
Represents the aggregate value of units acquired on vesting. Of this amount, 14,821 units were withheld by the Partnership to satisfy tax withholding requirements. The corresponding value realized in this column reflects the aggregate number of units acquired, irrespective of units withheld to satisfy tax withholding requirements.

(5)
Represents the aggregate value of units acquired on vesting. Of this amount, 14,791 units were withheld by the Partnership to satisfy tax withholding requirements. The corresponding value realized in this column reflects the aggregate number of units acquired, irrespective of units withheld to satisfy tax withholding requirements.

(6)
Represents the aggregate value of units acquired on vesting. Of this amount, 11,696 units were withheld by the Partnership to satisfy tax withholding requirements. The corresponding value realized in this column reflects the aggregate number of units acquired, irrespective of units withheld to satisfy tax withholding requirements.

 Pension Benefits Table

        The Partnership does not offer any pension benefits.

Non-qualified Deferred Compensation

        The Partnership has no non-qualified deferred compensation plans.

Payments Upon Termination or Change of Control

        The potential payments that may be made to the NEOs upon a termination of their employment or in connection with a change of control as of December 31, 2010 are set forth below.

Name and Principal Position	Lump Sum Severance Payment Under Employment Agreements Upon Termination Other Than For Cause or Without Good Reason ($)(1)	Health Care Benefits Under Employment Agreements Upon Termination Other Than For Cause or Without Good Reason ($)(2)	Lump Sum Severance Payment Under Employment Agreements Upon Termination Without Good Reason ($)(3)	Health Care Benefits Under Employment Agreements Upon Termination Without Good Reason ($)(4)	Acceleration of Vesting Under Employment Agreements Upon Termination of Employment ($)(5)	Acceleration of Vesting under Incentive Plans and Employment Agreements Upon Change of Control ($)(6)
Frank M. Semple Chairman of the Board, President and Chief Executive Officer	3,645,750	24,704	257,500	8,235	1,071,619	12,072,359
Nancy K. Buese Senior Vice President, Chief Financial Officer	1,376,200	24,704	78,000	4,117	626,089	5,944,557
Randy S. Nickerson Senior Vice President, Chief Commercial Officer	1,400,200	24,704	78,000	4,117	758,791	7,705,715
John C. Mollenkopf Senior Vice President, Chief Operations Officer	1,400,200	24,704	78,000	4,117	758,791	7,705,715
C. Corwin Bromley Senior Vice President, General Counsel	1,376,200	24,704	78,000	4,117	632,759	5,907,917

(1)
An NEO is entitled to this benefit if he or she is terminated without cause or due to death or disability, or if he or she terminates employment for good reason (as defined in the employment agreement, including a change in control), subject to compliance with certain non-competition and non-solicitation covenants. For Mr. Semple, the severance payment amount equals (i) thirty-six months of his then current base salary, plus (ii) three times the average annual bonus earned by him for the two most recently completed fiscal years, plus a pro-rata portion of the target amount of the annual bonus for the fiscal year of termination. For all other NEOs, the severance payment amount equals (i) twenty-four months of the NEO's then current base salary, plus (ii) two times the average annual bonus earned by the NEO for the two most recently completed fiscal years, plus a pro-rata portion of the target amount of the annual bonus for the fiscal year of termination.

(2)
An NEO is entitled to this benefit if he or she is terminated without cause or due to death or disability, or if he or she terminates employment for good reason (as defined in the employment agreement, including a change in control). Health care benefits are COBRA payments for 18 months, multiplied by an estimated monthly cost of the benefit.

(3)
An NEO is entitled to this benefit if he or she terminates employment without good reason after one year of employment, subject to compliance with certain non-competition and non-solicitation covenants. For Mr. Semple, the severance payment amount equals six months of his then current base salary. For all other NEOs, the severance payment amount equals three months of the NEO's then current base salary.

(4)
An NEO is entitled to this benefit if he or she terminates employment without good reason after one year of employment. Health care benefits are COBRA payments for six months for Mr. Semple, and three months for all other NEOs, multiplied by an estimated monthly cost of the benefit, after one year of employment.

(5)
An NEO is entitled to partial accelerated vesting if he or she is terminated without cause or due to death or disability, or if he or she terminates employment for good reason (as defined in the employment agreement, including a change in control). In such event, MarkWest Hydrocarbon would accelerate the vesting of those portions of outstanding equity awards that would have otherwise vested solely upon the continuation of the NEO's employment for the twelve month period following the termination date. Amount represents the market value of the Partnership phantom unit awards whose vesting is time-based at a unit price of $43.31 at December 31, 2010.

(6)
Phantom units vest in full in the event of a change of control. Amount represents the market value of the Partnership phantom unit awards based on a unit price of $43.31 at December 31, 2010.

Director Compensation Table

        In 2010, each non-employee Director received the following compensation for serving on the Board of Directors:

  •
  Annual retainer fee of $30,000 for service on the Board of Directors;

  •
  Attendance fee of $2,000 for each Board meeting; and

  •
  Attendance fee of $1,000 for each scheduled committee meeting.

        The Chair of the Audit Committee received an additional annual retainer of $7,500. The Chairs of each of the Compensation Committee, the Nominating and Corporate Governance Committee and Finance Committee each received an additional annual retainer of $4,000. The Lead Director also received an additional annual retainer of $10,000.

        In January 2011, the Board of Directors, based upon the recommendation of the Compensation Committee, adopted a new Director compensation program. Under the new program, each Director receives a retainer for serving on the Board and an additional retainer for each Committee on which the Director serves. Attendance fees have been eliminated under the new program. This modification, like the changes to the CEO and executive compensation structure, was arrived at after careful review of the competitive market and is consistent with our compensation philosophy.

        For serving on the Board, each Director receives:

  •
  An annual cash retainer of $50,000; and

  •
  An annual award of common units with a value of $50,000.

        For serving on a Committee, each Director receives:

  •
  An annual cash retainer of $11,000 for serving on the Audit Committee, $22,000 in the case of the Chairman of the Committee; and

  •
  An annual cash retainer of $7,000 for serving on each of the Compensation Committee, the Nominating and Corporate Governance Committee or the Finance Committee, $14,000 in the case of the Chairman of each such committee.

        The Lead Director receives an additional retainer of $40,000.

        The following table identifies each of the current non-employee Directors of MarkWest Energy GP, L.L.C and sets forth the cash and non-cash compensation earned for the year ended December 31, 2010 by each of them for serving as a Non-employee Director of the General Partner.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Donald D. Wolf	50,500	—	—	—	—	5,842	56,342
Keith E. Bailey	53,375	—	—	—	—	5,117	58,492
Michael L. Beatty	46,500	—	—	—	—	5,842	52,342
Charles K. Dempster	51,500	—	—	—	—	5,117	56,617
Donald C. Heppermann	56,500	—	—	—	—	6,697	63,197
William A. Kellstrom	56,500	—	—	—	—	6,697	63,197
Anne E. Fox Mounsey	49,500	—	—	—	—	5,842	55,342
William P. Nicoletti	56,250	—	—	—	—	5,117	61,367
John M. Fox(2)	2,000	—	—	—	—	—	2,000

(1)
Represents the amount of MWE limited partner distribution equivalent rights payments received for the year ended December 31, 2010.

(2)
Mr. Fox retired from the Board of Directors in January 2010.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2010, about the units of the Partnership that may be issued upon the exercise of options, warrants and rights under all of the Partnership's existing equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2008 Long-Term Incentive Plan(2)	1,329,160	—	724,295
Equity compensation plans not approved by security holders:
Long-Term Incentive Plan(3)	23,645	—	—

Total	1,352,805		724,295

(1)
Phantom units are granted with no exercise price.

(2)
Includes 437,100 performance based units that vest if the Partnership achieves established performance goals determined by the Compensation Committee of the General Partner's Board of Directors, and 282,000 performance-based units that vest based on the Partnership's relative TSR compared to the industry peer group.

(3)
No further awards will be made pursuant to this plan.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common units as of April 6, 2011, held by beneficial owners of more than 5% of the common units; by directors and director nominees of our General Partner; by each Named Executive Officer listed in the summary compensation table included in this proxy statement; and by all directors and officers of our General Partner as a group.

Name and Address of Beneficial Owner(1)	Common Units Beneficially Owned(2)	Percent of Class
MarkWest Energy GP, L.L.C.	—	—
Kayne Anderson Capital Advisors, L.P. 1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067(3)	6,000,377	8.0%
Richard A. Kayne 1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067(3)	6,000,377	8.0%
Tortoise Capital Advisors, L.L.C. 11550 Ash Street, Suite 300 Leawood, KS 66211(4)	4,037,635	5.4%
John M. Fox 3033 East 1st Avenue, Suite 400 Denver, CO 80206(5)	6,073,150	8.1%
MWHC Holding Inc. 3033 East 1st Avenue, Suite 400 Denver, CO 80206(6)	4,988,355	6.6%
Frank M. Semple	356,456	*
Donald D. Wolf(7)	68,699	*
Keith E. Bailey	49,783	*
Michael L. Beatty	14,514	*
Charles K. Dempster	19,643	*
Donald C. Heppermann	163,966	*
William A. Kellstrom	57,901	*
Anne E. Fox Mounsey(8)	93,638	*
William P. Nicoletti(9)	19,437	*
C. Corwin Bromley	35,427	*
Nancy K. Buese	61,655	*
John C. Mollenkopf	215,080	*
Randy S. Nickerson	164,677	*
All Directors and Executive Officers as a Group (13 persons)	1,320,876	1.8%

*
Indicates less than 1.0%

(1)
Unless otherwise noted, the address for the beneficial owner is c/o MarkWest Energy Partners, L.P., 1515 Arapahoe St., Tower 1, Suite 1600, Denver, CO 80202-2137.

(2)
Beneficial ownership for the purposes of the foregoing table is defined by Rule 13d-3 under the Exchange Act. Under that rule, a person is generally considered to be the beneficial owner of a security if he or she shares the power to vote or direct the voting thereof or to dispose or direct the disposition thereof or has the right to acquire either of those powers within sixty days of the record date (April 6, 2011).

(3)
Information is based on a Schedule 13G/A filed with the SEC by Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne, on February 9, 2011, with respect to units held as of December 31, 2010. The Schedule 13G/A indicates that Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne have shared voting power and dispositive power with respect to 6,000,377 common units. The reported units are owned by investment accounts (investment limited partnerships, a registered investment company and institutional accounts) managed, with discretion to purchase or sell securities, by Kayne Anderson Capital Advisors, L.P., as a registered investment adviser. Kayne Anderson Capital Advisors, L.P. is the general partner (or general partner of the general partner) of the limited partnerships and investment adviser to the other accounts. Richard A. Kayne is the controlling shareholder of the corporate owner of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P. Mr. Kayne is also a limited partner of each of the limited partnerships and a shareholder of the registered investment company. Kayne Anderson Capital Advisors, L.P. disclaims beneficial ownership of the units reported, except those units attributable to it by virtue of its general partner interests in the limited partnerships. Mr. Kayne disclaims beneficial ownership of the units reported, except those units held by him or attributable to him by virtue of his limited partnership interests in the limited partnerships, his indirect interest in the interest of Kayne Anderson Capital Advisors, L.P. in the limited partnerships, and his ownership of common stock of the registered investment company.

(4)
Information is based on a Schedule 13G filed with the SEC by Tortoise Capital Advisors, L.L.C. ("TCA") on February 11, 2011, with respect to units held as of December 31, 2010. The Schedule 13G indicates that TCA has voting power for 3,871,708 common units and dispositive powers for 4,037,635 common units. TCA acts as an investment advisor to certain closed-end investment companies registered under the Investment Company Act of 1940. TCA, by virtue of investment advisory agreements with these investment companies, has all investment and voting power over securities owned of record by these investment companies. However, despite their delegation of investment and voting power to TCA, these investment companies may be deemed to be the beneficial owner under Rule 13d-3 of the Securities Exchange Act of 1934, of the securities they own of record because they have the right to acquire investment and voting power through termination of their investment advisory agreement with TCA. Thus, TCA has reported that it shares voting power and dispositive power over the securities owned of record by these investment companies. TCA also acts as an investment advisor to certain managed accounts. Under contractual agreements with individual account holders, TCA, with respect to the securities held in the managed accounts, shares investment and voting power with certain account holders, and has no voting power but shares investment power with certain other account holders. None of the securities listed above are owned of record by TCA, and TCA disclaims beneficial interest in such securities.

(5)
Mr. Fox may be deemed the beneficial owner of 6,073,150 common units. The foregoing includes 849,042 common units held jointly by Mr. Fox and his spouse and 4,988,355 common units directly owned by MWHC Holding, Inc, ("MWHC Holding") and 224,805 common units directly owned by the Fox Family Foundation. Mr. Fox is the President, Treasurer and a director of the Fox Family Foundation and disclaims beneficial ownership of the common units reported herein. Mr. Fox has sole voting and investment power with respect to 10,948 common units. Mr. Fox has shared voting and investment power with respect to 6,062,202 common units, which includes 849,042 common units held jointly with his spouse, 4,988,355 common units directly owned by MWHC Holding, and 224,805 common units directly owned by the Fox Family Foundation. The information regarding Mr. Fox's beneficial ownership is based on information on Amendment No. 2 to Schedule 13D filed with the SEC by Mr. John M. Fox and MWHC Holding, Inc. on April 26, 2010 and updated information that has been provided to the Partnership by Mr. Fox.

(6)
Ownership is made up of common units held directly and indirectly through subsidiaries. Mr. Fox may be deemed the beneficial owner of common units held by MWHC Holding, Inc. through his voting power and/or investment power as defined in the Exchange Act, and these common units are included in Mr. Fox's beneficial ownership interest total. The information regarding MWHC Holding, Inc.'s beneficial ownership is based on information on Amendment No. 2 to Schedule 13D filed with the SEC by Mr. John M. Fox and MWHC Holding, Inc. on April 26, 2010 and updated information that has been provided to the Partnership by Mr. Fox.

(7)
Beneficial ownership includes 57,699 common units held directly by Mr. Wolf, 4,000 common units held directly by the Donald D. Wolf 2007 Irrevocable Trust, 4,000 common units held directly by the Wolf Family Foundation, 2,000 common units held directly by the Sharon A Wolf Trust and 1,000 common units held directly by the Wolf Family Legacy Partnership, L.L.L.P. Mr. Wolf is the trustee of the Donald D. Wolf 2007 Irrevocable Trust, the Wolf Family Foundation, the Sharon A Wolf Trust and the Wolf Family Legacy Partnership, L.L.L.P. Mr. Wolf has sole voting and investment power with respect to 57,699 common units. Mr. Wolf has shared voting and investment power with respect to 11,000 common units, which includes 4,000 common units held directly by the Donald D. Wolf 2007 Irrevocable Trust, 4,000 common units held directly by the Wolf Family Foundation, 2,000 common units held by the Sharon A Wolf Trust and 1,000 common units held by the Wolf Family Legacy Partnership, L.P.

(8)
Beneficial ownership includes 3,475 common units held directly by Ms. Fox Mounsey, 68,956 common units held jointly by Ms. Fox Mounsey and her spouse, 9,681 common units held directly by Ms. Fox Mounsey's spouse and 11,526 common units held in the Anne Elizabeth Fox Mounsey Trust under the John M. Fox Irrevocable Trust Agreement, dated May 31, 2001. Ms. Fox Mounsey is the trustee of the Anne Elizabeth Fox Mounsey Trust under the John M. Fox Irrevocable Trust Agreement, dated May 31, 2001. Ms. Fox Mounsey has sole voting and investment power with respect to 3,475 common units. Ms. Fox Mounsey has shared voting and investment power with respect to 80,482 common units, which includes 68,956 common units held jointly with her spouse and 11,526 common units directly owned by the Anne Elizabeth Fox Mounsey Trust under the John M. Fox Irrevocable Trust Agreement, dated May 31, 2001.

(9)
Beneficial ownership includes 3,192 common units held directly by Mr. Nicoletti, and 16,245 common units held directly by Mr. Nicoletti's spouse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities registered under Section 12 of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership in such securities. SEC regulations also require directors, executive officers and greater than 10% unitholders to furnish us with copies of all Section 16(a) reports they file.

        To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, we believe our directors, executive officers and greater than 10% unitholders complied with all Section 16(a) filing requirements for the year ended December 31, 2010, except as noted:

  •
  A Form 4 for the acquisition of phantom units on January 26, 2010, that contained time-based vesting provisions was inadvertently filed late for Mr. Bryan Teets, Vice President of Internal Audit;

  •
  A Form 4 for the acquisition of phantom units on July 22, 2010, that contained time-based vesting provisions was inadvertently filed late for Mr. Semple, Mr. Bromley, Ms. Buese, Mr. Mollenkopf and Mr. Nickerson;

  •
  A Form 4 for the purchase of 1,500 common units on August 13, 2010, was inadvertently filed late for Mr. Bailey; and

  •
  A Form 4 for the purchase of 244.45 MWE common units through a distribution reinvestment on February 9, 2011, was inadvertently filed late for Mr. Nicoletti.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Transactions

        The independent members of the Board of Directors of our General Partner review those matters that the Board believes may involve conflicts of interest or related party transactions. In addition, the independent members of the Board of Directors conduct an annual review of conflicts issues and related party transactions. The Board of Directors does not have any written policies governing the review of conflicts of interest or related party transactions. The Board reviews each potential conflict or related party transaction based upon the facts and circumstances at issue to determine if the resolution of the conflict of interest or the related party transaction is fair and reasonable to us.

HOUSEHOLDING NOTICE

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more equityholders sharing the same address by delivering a single proxy statement addressed to those equityholders. This process, which is commonly referred to as "householding," potentially means extra convenience for equityholders and cost savings for companies.

        A number of brokers with account holders who are MarkWest unitholders may be householding our proxy materials, to the extent such unitholders have given their prior express or implied consent in accordance with SEC rules. A single proxy statement and annual report will be delivered to multiple unitholders sharing an address unless contrary instructions have been received from the affected unitholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If you are participating in householding and would like to receive a separate proxy statement and annual report, you may request a separate copy by contacting the Partnership at: Investor Relations Department at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202-2137, or by telephone at (303) 925-9200 or by email at investorrelations@markwest.com. We will promptly forward a separate copy to you upon request.

        If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement and annual report to the Partnership at: Investor Relations Department at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202-2137, or by telephone at (303) 925-9200 or by email at investorrelations@markwest.com. Unitholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

 PROPOSALS FOR THE NEXT ANNUAL MEETING

        We intend to hold our 2012 annual meeting in June of 2012, consistent with our partnership agreement. Any proposal by a unitholder to be presented at the 2012 annual meeting must be received at our principal executive offices at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202-2137, by no later than December 29, 2011. Unitholder proposals for the 2012 annual meeting that are submitted on or before March 15, 2012, may, at our discretion, be voted on at the 2012 annual meeting. All proposals received after March 15, 2012, will be conclusively considered untimely.

By Order of the Board of Directors of the General Partner,

C. Corwin Bromley Secretary of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.

Dated: April 27, 2011

Appendix A

Reconciliation of Non-GAAP Financial Measures

        Distributable Cash Flow is a financial performance measure used by management as a key component in the determination of cash distributions paid to unitholders. We believe distributable cash flow is an important financial measure for unitholders as an indicator of cash return on investment and to evaluate whether the Partnership is generating sufficient cash flow to support quarterly distributions. In addition, distributable cash flow is commonly used by the investment community because the market value of publicly traded partnerships is based, in part, on distributable cash flow and cash distributions paid to unitholders. In general, we define Distributable Cash Flow as net income (loss) adjusted for (i) depreciation, amortization, accretion, and other non-cash expense; (ii) amortization of deferred financing costs; (iii) loss on redemption of debt net of current tax benefit; (iv) non-cash (earnings) loss from unconsolidated affiliates; (v) distributions from (contributions to) unconsolidated affiliates (net of affiliate growth capital expenditures); (vi) non-cash compensation expense; (vii) non-cash derivative activity; (viii) losses (gains) on the disposal of property, plant, and equipment (PP&E) and unconsolidated affiliates; (ix) provision for deferred income taxes; (x) cash adjustments for non-controlling interest in consolidated subsidiaries; (xi) losses (gains) relating to other miscellaneous non-cash amounts affecting net income for the period; and (xii) maintenance capital expenditures.

	Year ended December 31,
	2010	2009	2008
Net (loss) income	$31,102	$(113,354)	$204,772
Depreciation, amortization, impairment, and other non-cash operating expenses	167,729	144,410	184,382
Loss on redemption of debt, net of tax benefit	42,021	—
Amortization of deferred financing costs	10,264	9,718	8,299
Non-cash earnings from unconsolidated affiliates	(1,562)	(3,505)	(90)
Distributions from (contributions to) unconsolidated affiliates	2,508	(405)	445
Gain on sale of unconsolidated affiliate	—	(6,801)	—
Starfish partial insurance settlement	—	546	—
Non-cash compensation expense	7,529	3,914	14,871
Non-cash derivative activity	23,889	223,564	(263,149)
Provision for income tax—deferred	(4,466)	(50,088)	53,798
Cash adjustment for non-controlling interest of consolidated subsidiaries	(30,603)	(8,141)	3,301
Other	2,699	23	(1,388)
Maintenance capital expenditures, net	(10,030)	(7,483)	(7,161)

Distributable cash flow	$241,080	$192,398	$198,080

Maintenance capital expenditures	$10,286	$7,483	$7,161
Growth capital expenditures and equity investments	448,382	479,545	638,624

Total capital expenditures and equity investments	$458,668	$487,028	$645,785

Distributable cash flow	$241,080	$192,398	$198,080
Maintenance capital expenditures, net	10,030	7,483	7,161
Changes in receivables and other assets	(28,552)	(28,622)	65,387
Changes in accounts payable, accrued liabilities and other long-term liabilities	45,185	38,203	(32,262)
Derivative instrument premium payments, net of amortization	3,275	5,666	(12,660)
Contributions to unconsolidated affiliates	—	405	—
Cash adjustment for non-controlling interest of consolidated subsidiaries	30,603	8,141	—
Starfish partial insurance settlement	—	(546)	—
Other	10,707	(27)	1,289

Net cash provided by operating activities	$312,328	$223,101	$226,995

A-1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000106162_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors of the General Partner recommends you vote FOR the following: 1. Election of Directors Nominees 01 Frank M. Semple 02 Donald D. Wolf 03 Keith E. Bailey 04 Michael L. Beatty 05 Charles K. Dempster 06 Donald C. Heppermann 07 William A. Kellstrom 08 Anne E. Fox Mounsey 09 William P. Nicoletti MARKWEST ENERGY PARTNERS, L.P. 1515 ARAPAHOE STREET TOWER 1, SUITE 1600 DENVER, COLORADO 80202 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, May 31, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, May 31, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors of the General Partner recommends you vote FOR the following proposal: For Against Abstain 2. To approve, on an advisory basis, the compensation of the Partnership's named executive officers as described in the Partnership's Proxy Statement for the 2011 Annual Meeting of Common Unitholders. The Board of Directors of the General Partner recommends you vote 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain 3. To recommend, on an advisory basis, the frequency of the advisory vote on the compensation of the Partnership's named executive officers. The Board of Directors of the General Partner recommends you vote FOR the following proposal: For Against Abstain 4. Ratification of Deloitte & Touche LLP as the Partnership's independent registered public accountants for the fiscal year ending December 31, 2011. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned unitholder. If no direction is made, this Proxy will be voted as recommended by the Board of Directors of the General Partner. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000106162_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report is/are available at www.proxyvote.com . MARKWEST ENERGY PARTNERS, L.P. 1515 Arapahoe Street, Tower 1, Suite 1600 Denver, Colorado 80202 The undersigned unitholder(s) of MarkWest Energy Partners, L.P. (the "Partnership"), having duly received the Notice of Annual Meeting of Common Unitholders and 2011 Proxy Statement, hereby appoints Nancy K. Buese and Daniel C. Campbell, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned and to vote, as designated on the reverse side, and otherwise act in such proxyholders' sole discretion as to any other matter properly raised before the meeting, in respect of all Partnership common units which the undersigned may be entitled to vote at the Annual Meeting of Common Unitholders of the Partnership to be held on June 1, 2011, at 9:00 a.m., local time, at the New York Palace Hotel, 445 Madison Avenue, New York, New York 10022, and at any adjournments or postponements thereof, with all of the rights and powers the undersigned would possess if personally present. If you need directions to be able to attend the meeting and vote in person, please contact our Investor Relations Department at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202, or by telephone at (303) 925-9200. PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S. Continued and to be signed on reverse side IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE MARKWEST ENERGY PARTNERS, L.P. COMMON UNITHOLDER MEETING TO BE HELD ON JUNE 1, 2011 Our Proxy Statement and our 2010 Annual Report to Unitholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2010: are available at our website at www.markwest.com. Additionally: and in accordance with the SEC rules: you may access these materials at the cookies-free website at www.proxyvote.com. You may also receive additional copies of our Proxy Statement and our 2010 Annual Report to Unitholders by mail at no charge by contacting our Investor Relations Department at 1515 Arapahoe Street Tower 1, Suite 1600; Denver Colorado 80202 or by telephone at (303) 925-9200. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OUR GENERAL PARTNER.